UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1250, 645 7th Avenue, SW, Calgary, Alberta	T2P 4G8
(Address of principal executive offices)	(Zip Code)

(403) 806-1677
(Registrant’s telephone number, including area code)

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects”, “anticipates”, “intends”, “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section “Risk Factors.” We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These factors include among others:

•	Risks associated with conventional and unconventional oil exploration;

•	Our ability to raise capital to fund capital expenditures;

•	Our ability to find, acquire, market and develop conventional and unconventional oil properties;

•	Oil price volatility;

•	Uncertainties in the estimation of oil reserves;

•	Operating hazards attendant to the conventional and unconventional oil business;

•	Availability and cost of materials and equipment;

•	Delays in anticipated start-up dates;

•	Actions or inactions of third-party operators of our properties;

•	Our ability to find and retain skilled personnel;

•	Regulatory developments;

•	Environmental risks; and

•	General economic conditions.

EXPLANATORY NOTES

The terms “the Company,” “we,” “us,” and “our” refer to Blacksands Petroleum, Inc., a Nevada corporation. “Access” refers to Access Energy Inc., a company incorporated pursuant to the laws of the Province of Ontario. The “Companies” refers to the two companies after having giving effect to the Purchase (as defined below).

This Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

All financial figures in this Current Report are denominated in U.S. Dollars unless stated otherwise. At July 16, 2007, the exchange rate as reported by Bloomberg was Cdn$1.00 equaled US$1.0433.

Item 1.01. Entry into a Material Definitive Agreement

On August 3, 2007 (the “Closing Date”), pursuant to a Common Stock Purchase Agreement (“Purchase Agreement”), we purchased (the “Purchase”) 600 newly issued shares of common stock, of Access, representing 75.0% of its common stock for an aggregate sum of Cdn$3,427,935.23, approximately US$3,213,000, and common stock purchase warrants to acquire 1,500,000 of our shares of common stock (the “Burden Warrants”). Prior to the Purchase, we considered ourselves a “shell” company as that term is defined in Rule 12b-2 of the Exchange Act. By consummating the Purchase, we succeeded at our business plan which was to enter the unconventional petroleum industry by acquiring a suitable target company. The unconventional petroleum industry is generally understood to mean the recovery of oil from oil sands or tar sands together with natural gas deposits located in proximity to the sands. A copy of the Purchase Agreement is attached as Exhibit 10.21 to this Report and is incorporated by reference.

For a description of the Purchase and the material agreements entered into in connection with the Purchase, please see the disclosures set forth in Item 2.01 to this Report, which are incorporated into this item by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

BACKGROUND

General Background of the Purchase

Access was formed in August 2005 for the purpose of acquiring rights for oil and gas exploration and development on lands in Western Canada and the United States, including lands controlled by the Buffalo River Dene Nation in Northern Saskatchewan (the “Dene” or “Dene Nation”). Initial financing to begin negotiations was secured, but as they progressed, additional financing was required. We were introduced to Access through investors interested in its potential.

In April 2006, Darren R. Stevenson signed an employment agreement with us to become our President, Chief Executive Officer, Chief Financial Officer, and Secretary. For the duration of 2006, he assisted raising capital for Blacksands from sophisticated and institutional investors based in Europe and North America and evaluating various conventional and unconventional oil and gas opportunities of which Access was one. He assisted with the negotiations between Access and the Dene in an effort to structure a viable commercial opportunity which would encourage additional investment.

On March 23, 2006, Access signed an Authorization and Access Permit with the Dene Nation to provide Access with the right to complete non-invasive exploration on the Dene’s land, including mapping macroseepage and bitumen deposits visible on the surface.

On November 3, 2006, Access and the Buffalo River Dene Development Corporation (“BRDDC”), a corporation representing the Dene Nation, signed a non-binding joint venture agreement (the “Joint Venture Agreement”) which, among other things, contemplated permitting Access to explore and develop oil and gas reserves on certain of the Dene’s traditional lands.

On November 10, 2006, we entered into an Exclusivity Agreement (“Exclusivity Agreement”) with Access where it agreed that in exchange for Cdn$100,000, Access would refrain from soliciting or encouraging the submissions of proposals or offers from any person other than us relating to the purchase of equity in Access or all or a significant portion of its assets until March 10, 2007. The expiration date of the agreement was subsequently extended on two occasions for no additional consideration. The agreement is set to expire on August 8, 2007. A copy of the Exclusivity Agreement is annexed as Exhibit 10.9 to this Report and is incorporated by reference.

As Access’ negotiations with the Dene continued, it sought an amendment to the Joint Venture Agreement (the “Amendment”) which would grant it exclusive and enforceable rights to conduct exploration and development on the Dene’s traditional land.  To assist the negotiations with the Dene, and to fulfill one of their negotiating requirements, on May 17, 2007, we placed Cdn$250,000 into escrow along with a loan agreement (“Loan Agreement”) and a promissory note (“Note”), which evidenced Access’ obligations to us. By the terms of the Loan Agreement, if we consummated the Purchase, the proceeds of the loan would be paid to Access as part of the purchase price and the Note would be cancelled. Prior to receiving our written instructions, the escrow agent was not to release any funds to Access. The escrow agreement provided that unless we and Access issued joint written instructions to release the funds to Access by June 1, 2007, the escrow agent was to return the funds to us and destroy the Note and Loan Agreement. On June 11, 2007, the escrow agent released Cdn$100,000 of the loan proceeds to the Dene (through Access) which was used to pay for work performed by Dene contractors and an additional $125,000 on August 2, 2007. Copies of the Loan Agreement, Note, and Escrow Agreement are annexed as Exhibits 10.12, 10.13, and 10.14, respectively, to this Report and are incorporated by reference.

On May 18, 2007, Access and the BRDDC executed an amendment (“Amendment”) to the Joint Venture Agreement which granted Access exclusive, enforceable rights to access the Dene’s land for the purpose of oil and gas exploration and development. On the Closing Date, we consummated the Purchase and the funds remaining in the Escrow Account were released to Access as part of the purchase price.

Access’ Business

Access is a development stage company engaged in the business of conventional and unconventional oil and gas exploration in Western Canada and the United States whose only operations to date have been to negotiate the Joint Venture Agreement and the Amendment thereto, and assist in the negotiations of a preliminary Impact/Benefit Agreement (“Impact/Benefit Agreement”) between the A10 project and the Dene Nation. In connection with its entry into the Joint Venture Agreement, Access paid the Dene Cdn$375,000 as a non-refundable deposit. An additional $125,000 was paid to the Dene upon Access receiving standard post closing documents. On Access’ behalf, Dene contractors performed work such as road construction. As of the Closing Date, Access owed such contractors approximately Cdn$189,000 for such work which was paid for out of the purchase price.

The initial exploration project is named “A10” (“A10”) and lies on a portion of the land controlled by the Dene Nation subject to Treaty 10 (“Treaty 10”) in western Saskatchewan on the border with Alberta (the “Project Land”). The Dene Nation is a party to Treaty 10 (“Treaty 10”) with Her Majesty the Queen in the Right of Canada (the “Crown”) which recognizes lands and water belonging to the Dene Nation whose territory is situated partly in the Province of Saskatchewan and partly in the Province of Alberta. Upon entering into Treaty 10 the Dene Nation did not cede, release, surrender or yield to the Crown any or all rights, titles and privileges whatsoever to the Dene’s traditional territories. Lands and waters described in Treaty 10 form a part of the traditional territories of the Dene Nation.

Source: Indian Northern Affairs, Canada

In connection with our initial exploration, on May 24, 2007, we purchased two dimensional seismic data relating to various data lines totaling approximately 750 kilometers in length within the Project Land. We had the data analyzed and believe that on the basis of the preliminary analysis that certain areas of interest show promising indications for further exploration. We are conducting additional technical data-seeking and evaluation.

DESCRIPTION OF OUR BUSINESS

Transaction with Access

Joint Venture Agreement and Amendment

The Joint Venture Agreement and Amendment represent an innovative partnering with the Dene Nation for exploration and development, rather than taking the traditional route of seeking permits from the Province of Saskatchewan in order to conduct development. Pursuant to the Joint Venture Agreement and the Amendment, the BRDDC granted Access exclusive rights to access the lands’ surface to explore and develop the petroleum deposits on the Project Land. The BRDDC has not granted any licenses, leases, permits, or entered into any agreements with other parties, including any governmental entity or First Nations people, necessary for the exploration, development, or exploitation of any such deposits. The parties agreed to make applications jointly at the sole expense of Access, for any such licenses, leases, permits or agreements that are required.

Access will be considered the Operator of various projects (each a “Project”), as described in the 1990 Operating Procedure of the Canadian Association of Petroleum Landmen (“CAPL”) which sets forth many standard contract terms used in connection with development and management of petroleum producing properties. A Project is defined in the Joint Venture Agreement as (i) in the case of a gas or conventional oil discovery, the drilling, completion and tie-in of a single gas well or conventional oil well and (ii) in the case of a heavy oil discovery, an oil sands pool development including all drilling, completions and facilities in conjunction with such discovery.

Being the Operator means Access will have overall supervision, direction and control of contemplated exploration and development. Access is permitted to select, subject to a formal bid process, and direct a suitable engineering firm to manage the startup, management, and ongoing requirements of each Project, and to engage in actual extraction efforts of petroleum deposits.

The Dene shall have an interest in revenues generated from each Project after Access recovers its development costs (a “Carried Interest”). Under certain circumstances, the Dene are entitled to increase their Carried Interest in a Project.

The term of the Joint Venture Agreement and Amendment is for a period of 20 years and thereafter for so long as there is continuous production from the Project Land in commercial quantities.

Impact/Benefit Agreement

On May 24, 2007, our representatives and those from Access and the Dene Nation attended a signing ceremony of the non-binding statement of principles known as the Impact/Benefit Agreement signed by the Dene and the A10 project. The parties contemplate executing a definitive agreement with respect to the issues addressed in the Impact/Benefit Agreement in the near future.

The Impact/Benefit Agreement sets forth the framework for several obligations of Access in favor of the Dene and incorporates the terms of the CAPL. The term of the Impact/Benefit Agreement will be for a period of twenty (20) years from the date of execution. The parties agree that one year prior to the expiration of the initial term, A10 will initiate a review of the Impact/Benefit Agreement with the Dene. Either party may terminate the Impact/Benefit Agreement by providing the other party with 30 days notice of an intention to terminate.

Purchase of Access’ Common Stock

We paid the purchase price in four segments: (i) Cdn$3,077,935.23 in cash; (ii) release of approximately Cdn$250,000 held in escrowed funds in exchange for cancellation of the Note; (iii) $100,000 that we paid Access pursuant to the Exclusivity Agreement; and (iv) the Burden Warrants. The Burden Warrants were granted to H. Reg F. Burden, the sole stockholder of Access prior to the Purchase. We obtained the cash portion of the purchase price from funds released from restricted cash held in an escrow account. See Management’s Discussion and Analysis—Liquidity.

Shareholders Agreement

As a condition to the Purchase, we entered into a Unanimous Shareholders Agreement (the “Stockholders Agreement”) with Access and Mr. Burden (we, Mr. Burden and any future stockholder is a “Stockholder”). During the term of the Stockholders Agreement, and except as described below, no Stockholder can transfer, sell, assign or otherwise dispose (each a “Transfer”) of any of their shares of Access’ common stock shares other than pursuant to the terms of the Stockholders Agreement and any Transfers in violation of the Stockholders Agreement are null and void. A copy of the Stockholders Agreement is annexed as Exhibit 10.19 to this Report and is incorporated by reference.

Other provisions of the Stockholders Agreement include the following:

Annual Budget

Blacksands is required to make sufficient capital contributions to Access according to its annual plan and budget until Access’ internal resources are adequate to fund its annual plan without such contributions.

Corporate Governance

Access’ Board of Directors now consists of four members. Provided that we own at least 30% of Access’ issued and outstanding common stock (together with his affiliates and permitted transferees; the “Blacksands Threshold”), we may designate (and remove at will) three members of the Board (each a “Blacksands Designee”). Our initial designees are the members of our own Board of Directors, Mr. Stevenson, Mr. Rick Wilson and Mr. Bruno Mosimann. Provided that Mr. Burden owns at least 10% of Access’ issued and outstanding common stock (together with his affiliates and permitted transferees; the “Burden Threshold”), he may nominate (and remove at will) one member of the Board (the “Burden Designee”). His initial designee is Mr. Paul Parisotto who has also become a member of our Board of Directors.

Where a transaction is required by law to be approved by a vote of Access’ stockholders, when approved by Access’ Board of Directors and where the Burden Designee has voted to approve such transaction, all Access’ stockholders shall be required to vote their shares in favor of the transaction.

Other than as described above, no arrangements or understandings exist among Access’ stockholders with respect to the election of members of Access’ Board of Directors.

Preemptive Rights

Subject to certain exclusions, the Stockholders Agreement grants Stockholders which own at least 10% of common stock certain preemptive rights such that Access may not issue or sell its equity securities or rights to acquire its equity securities to a third party unless it first offers its Stockholders the right to purchase on a proportional basis, such equity securities on the same terms as it proposes to issue or sell to a third party. This provision does not apply if the issuance or sale is pursuant to Access’ initial public offering. In the event that Stockholders do not elect to purchase all of the offered securities, Access may then sell all or any part of the remaining offered securities to such third party.

Rights of First Refusal

Subject to certain limitations, a Stockholder wishing to make a transfer (a “Transferring Stockholder”) of any or all of its shares of Access common stock (the “Transfer Shares”) must provide advance written notice thereof to the other Stockholders and Access. Thereafter, Access has 15 days to exercise a right of first refusal for all or a portion of the Transfer Shares on the same terms on which the Transferring Stockholder is proposing to sell to a third party. If Access fails or declines to fully exercise such right, other Stockholders have an additional 15 days to exercise their own proportional right of first refusal.

Mr. Burden has the right to transfer shares of Access’ common stock to officers and directors of Access without such transfers being subject to our right of first refusal. He may also do so to persons who executed a consulting contract with Access which has been approved by its Board of Directors. Mr. Parisotto, the President and sole stockholder of Coniston Investment Corp. (“Coniston”), a consultant to Access, has similar rights. We have similar rights to transfer shares of Access’ common stock to officers, directors, and consultants of ours and of Access.

Rights of Co-Sale

Subject to certain limitations, if neither Access nor the other Stockholders exercise their rights of first refusal with respect to all of the Transfer Shares, the Transferring Stockholder must, within seven days, give further notice to the other Stockholders that they have rights of co-sale (a “Co-Sale Right”) to sell their own Co-Sale Allocation to the proposed purchaser in place of the Transfer Shares on the same terms and price as the Transferring Stockholder is proposing to transfer its shares. A Stockholder’s Co-Sale Allocation is defined as the number of Shares owned by the Stockholder on the date of the notice, multiplied by a fraction, the numerator of which is the total number of Shares held by such Stockholder on the date of the notice, and the denominator of which shall be the total number of Shares held by all Stockholders on the date of the notice.

Pull-Along Rights

The Stockholders Agreement also contains a pull along right (the “Pull Along Right”) which provides that if Stockholders who own in the aggregate at least 50% of the outstanding common shares have received an offer from any non-affiliate to buy all of the outstanding common stock and common stock equivalents of Access, which would directly or indirectly result in all Stockholders receiving cash in exchange for their common stock or common stock equivalents, as the case may be, equal to or greater than the fair market value (as defined) for such stock or common stock equivalents (including, without limitation, pursuant to a merger), the selling Stockholders shall be deemed to have accepted the offer.

Third Party Purchase Option

So long as the Blacksands Threshold is met, if we receive a bona fide offer, which, if consummated, would result in a change of control of Blacksands, then Blacksands shall have the right, to purchase up to 100% of Access’ common stock and common stock equivalents that it does not then own. The purchase price for such securities shall be determined by the trading price on a national securities exchange or as established by Access’ Board of Directors in good faith. Blacksands must give at least 90 days notice to the other stockholders before exercising this option. Blacksands is not permitted to exercise this option if another third party offer at a higher price has been received and discussions regarding it are ongoing or if Access has filed (and not withdrawn) a registration statement for a public offering.

Termination

The Stockholders Agreement shall terminate upon the earliest of (i) Access’ initial public offering, (ii) the consummation of a sale of all or substantially all of its assets; (iii) the merger, consolidation, or reorganization in which Stockholders immediately prior to such transaction own immediately following such transaction less than 50% of the surviving entity or its parent or (iv) the written consent of at least a majority of Stockholders including us (if the Blacksands Threshold is met) or Mr. Burden (if the Burden Threshold is met).

History of the Company

We were incorporated in the State of Nevada on October 12, 2004 as Lam Liang Corp. Our business plan was to design, produce and sell fashionable computer laptop cases for women through a subsidiary. In November, 2004, we acquired 99.94% ownership in a privately-held Thai company which was dissolved on June 5, 2006. On May 6, 2006, three of our directors resigned and two new directors were appointed to our Board of Directors and we exited our business plan.

To indicate our new business focus, that of making a strategic acquisition in the unconventional oil industry, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State on June 9, 2006 which changed our name to “Blacksands Petroleum, Inc.” and increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 310,000,000 shares, comprised of 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

On June 21, 2006 we effected a 30:1 forward stock split in the form of a dividend. The dividend was paid to stockholders of record as of the close of business on June 21, 2006. Immediately prior to the split we had 2,100,000 shares of common stock issued and outstanding. Immediately following the split we had 63,000,000 shares of common stock issued and outstanding.

In furtherance of our business plan, on May 6, 2006 we issued $1 million of convertible debentures to two non-affiliates in reliance on Regulation D under the Securities Act. Effective August 9, 2006 the debentures were converted into an aggregate of 1,000,000 units (“Units”). Each Unit consisted of one share of our common stock and one common stock purchase warrant to purchase a share of our common stock at a price of $3.00 per share at any time during the two year period that commenced on October 1, 2006.

Effective August 9, 2006 we issued an aggregate of 10,854,700 Units at $1 per Unit to 49 persons in reliance on Section 4(2), Regulation D or Regulation S under the Securities Act. We derived total gross proceeds of $10,854,700 from this sale of Units which was placed into a restricted cash escrow account pending our making a strategic acquisition in the unconventional oil industry.

The Purchase constituted the strategic transaction that we had been seeking in the unconventional petroleum industry. We obtained the funds for the purchase price from a restricted cash escrow account into which the proceeds of the private placement and debenture offering had been placed.

Shortly after the filing of this Report, we will cancel 30,000,000 shares of common stock.

Business Strategy

We plan to explore the A10 Project Land in order to discover and develop heavy oil and bitumen deposits.

Exploration To Date

Over the last 20 years, approximately 14 wells were drilled on the Project Land by various companies which were exploring the land for traditional oil and gas deposits (the “Existing Wells”).

As described above, on May 24, 2007 we purchased seismic data relating to portions of the Project Land. While a preliminary analysis of the seismic data has been prepared, work on the technical details is continuing. After analyzing the data, we will select the areas of our greatest interest.

Summer Program

The Company commenced its summer program after concluding the Purchase and expect to spend a minimum of at least Cdn$1 million in preliminary exploration efforts. We expect to conduct our summer program (“Summer Program”) without requiring additional financing. These initial activities would include (i) aerial surveys of the topography; (ii) using certain emerging technologies, such as conducting satellite and airborne geophysical surveys with various frequencies of electromagnetic waves seeking microseepage and macroseepage; (iii) seeking access to the Existing Wells to recover the well cuttings (rock removed while drilling) to search for the presence of hydrocarbon staining of other materials from the cutting; (iv) structuring our proposed winter program; and (v) securing the necessary permits required for any winter activities.

Winter Program

Our proposed exploratory program for the winter of 2007-2008 (“Winter Program”) will be defined based on the results of the Summer Program and our capital resources at the beginning of the winter. While difficult to predict, the budget for such program will likely exceed $1 million if we do not seek additional financing. We will require, and plan to seek, additional financing to begin the Winter Program that we would like to conduct. Possible activities could include exploratory drilling and the acquisition of additional seismic data. Road access to the Project Land is restricted to the winter months, because when the land is not frozen there is an unacceptable environmental impact and the topography may not permit such access otherwise.

Employees

We currently have one employee, Mr. Stevenson. Access currently has no full time employees. Mr. Stevenson is not covered by a collective bargaining agreement. We believe that our relationship with him is satisfactory.

We believe that assembling a team of highly qualified employees will be key to our success. In particular, we want to retain a drilling coordinator, geologist, geophysicist, and operations manager.

Competition

The petroleum industry is highly competitive. See “Risk Factors.” We compete with other exploration stage companies for financing from a limited number of investors that are prepared to make investments in junior companies exploring for conventional and unconventional resources. The presence of competing oil and gas exploration companies, both major and independent, may impact on our ability to raise additional capital in order to fund our exploration program if investors are of the view that investments in competitors are more attractive based on the merit of the properties under investigation and the price of the investment offered to investors.

Many of the oil and gas exploration companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Competition to reserve oil drilling rigs, other equipment, and qualified personnel is intense. We would have wanted to begin reserving equipment and crews beginning in June 2007 to begin work in early December 2007 or shortly thereafter. A substantial amount of equipment and qualified crews were already committed to working on other projects before the Purchase was consummated. We do not know what resources remain available for our use during our Winter Program. If insufficient resources are available, we may have to limit our Winter Program, perhaps substantially.

Rights of First Nations to Surface and Subsurface Access of Land

Treaty 10, which applies to the traditional lands of the Dene Nation and the Project Land, recognizes the Dene’s right to control surface access to their land. Current law reserves the right of the Province of Saskatchewan to grant rights to access the subsurface of the Dene’s land. Any subsurface rights granted by the province would be encumbered by the Dene who control surface access rights, which have been granted exclusively to Access pursuant to the Joint Venture Agreement and Amendment. The Dene are a nation of over 1,500 people whose traditional land encompasses 85,800 square miles within the area of Treaty 10 (“Treaty 10”).

Environmental Regulations

The oil and gas industry, including the oil sands industry, is heavily regulated. See “Risk Factors.” This industry is also subject to regulation and intervention by governments in such matters as land tenure, royalties, taxes including income taxes, government fees, production rates, environmental protection controls, the reduction of greenhouse gas emissions, the export of crude oil, natural gas and other products, the awarding or acquisition of exploration and production, oil sands or other interests, the imposition of specific drilling obligations, control over the development and abandonment of fields and mine sites (including restrictions on production) and possibly expropriation or cancellation of contract rights.

Before proceeding with most major projects, we must obtain regulatory approvals.  The regulatory approval process can involve stakeholder consultation, environmental impact assessments and public hearings, among other things.  In addition, regulatory approvals may be subject to conditions including security deposit obligations and other commitments.  Failure to obtain regulatory approvals, or failure to obtain them on a timely basis on satisfactory terms, could result in delays, abandonment or restructuring of projects and increased costs.

In late 2002, the Government of Canada ratified the Kyoto Protocol, an international agreement designed to manage greenhouse gas emissions, which became effective on February 16, 2005. Other than as described in the 2005 Kyoto Plan, relatively few details regarding its implementation in Canada have been provided by the federal government. Numerous uncertainties regarding details of the Kyoto Protocol's implementation remain and there can be no assurance that future rules and regulations will not affect our ability to operate as planned. It may become necessary to develop and install certain equipment to mitigate adverse effects of rules and regulations on emission controls with a significant increase in capital or operating costs. If emissions cannot be physically controlled or mitigated to the satisfaction of new rules and regulations, tax or other fiscal means may be introduced to penalize us or otherwise increase our operating costs.

Changes in environmental regulation could have an adverse effect on us from the standpoint of product demand, product reformulation and quality, methods of production and distribution and costs, and financial results.  For example, requirements for cleaner-burning fuels could cause additional costs to be incurred, which may or may not be recoverable in the marketplace.  The complexity and breadth of these issues make it extremely difficult to predict their future impact on us.  Management anticipates that the implementation of new and increasingly stringent environmental regulations will increase necessary capital expenditures and operating expenses from present estimates. Compliance with environmental regulation can require significant expenditures and failure to comply with environmental regulation will result in the imposition of fines and penalties, liability for clean up costs and damages and the loss of important permits.

Other Government Regulations

Our proposed business will be affected by numerous laws and regulations, including energy, conservation, tax and other laws and regulations relating to the energy industry. Any extraction operations will require permits or authorizations from federal, provincial or local agencies. See “Risk Factors.”

In Saskatchewan, the legislated mandate for the responsible development of the province's oil and gas resources is set out in the The Department of Energy, Mines and Energy Act (R.S., 1985, c. E-7) which provides the Minister with the responsibility for the exploration, development, management and conservation of non-renewable resources. The Oil and Gas Act (R.S., 1985, c. O-7) allows for the orderly exploration, and development of oil and gas in the province and optimizes recovery of these resources. The exploration of oil shales, which includes oil sands, is regulated under The Oil Shale Regulations of 1964 (Sask. Reg. 555/64), as amended from time to time, and under The Mineral Resources Act, 1959. These regulations apply to oil shale rights that are the property of the Province of Saskatchewan and establish the terms under which exploration permits and leases are granted. Since 2005, the Province of Saskatchewan has undertaken a consultation review process with all stakeholders in an effort to update the oil sands and oil shale regulations. This update is intended to align regulations better with other regimes in the country and to encourage exploration and development activity in the Province.

In Saskatchewan, the legislated mandate for the responsible development of the province's oil and gas resources is set out in the The Department of Energy and Mines Act that provides the Minister with the responsibility for the exploration, development, management and conservation of non-renewable resources. The Oil and Gas Act allows the orderly exploration for, and development of, oil and gas in the province and optimizes recovery of these resources. The exploration of oil shales, which includes oil sands, is regulated under The Oil Shale Regulations, 1964, as amended from time to time, made under The Mineral Resources Act, 1959. These regulations apply to oil shale rights that are the property of the Province and establish the terms under which exploration permits and leases are granted. Since 2005, the Province of Saskatchewan has undertaken a consultation review process with all stakeholders in an effort to update the oil sands and oil shale regulations. This update is intended to align regulations better with other regimes in the country and to encourage exploration and development activity in the Province.

Industry Overview

Our change in business plan has taken place over the past 12 months, during a historically strong market for oil and natural gas. The average monthly price for West Texas Intermediate (WTI) crude oil and natural gas (Henry Hub Nymex), currently, as compared to the prior year, is as follows:

CLY0 - CRUDE OIL Cash (NYMEX)

Natural Gas EmiNY (QG, NYMEX)

Source: Omega Research © 1997

According to the National Energy Board of Canada (the “NEB”) oil sands contain sand, clay, water and bitumen, a heavy, tar like, viscous form of crude oil, with a density of approximately 8 degrees to 14 degrees API. Bitumen-bearing geologic formations, typically containing up to 18 percent bitumen saturation by weight, can be situated near the surface or hundreds of feet below. Recovery of oil sands from formations above 75 meters (250 feet) is generally by open-pit mining; for deeper formations, in-situ recovery techniques such as steam-assisted gravity drainage (“SAGD”) are used.

SAGD involves drilling two parallel horizontal wells, generally between 2,300 and 3,300 feet long, with about 16 feet of vertical separation. Steam is injected into the shallower well, where it heats the bitumen that then flows by gravity to the deeper producing well. The injected steam heats the crude oil or bitumen and lowers its viscosity which allows it to flow down into the lower well. The water and crude oil or bitumen is recovered to the surface by several methods such as natural steam lift where some of the recovered hot water condensate flashes in the riser and lifts the column of fluid to the surface, by gas lift where a gas (usually natural gas) is injected into the riser to lift the column of fluid, or by pumps such as progressive cavity pumps that work well for moving high-viscosity fluids with suspended solids.

The SAGD process is not entirely without drawbacks however; it requires large amounts of fresh water and wastewater handling facilities, abundant and cheap natural gas or electricity in order to create the steam, and thus produces additional carbon dioxide emissions than with other methods. Relying upon gravity drainage, it also requires comparatively thick and homogeneous reservoirs.

More efficient processes are still being developed, such as derivative processes that include methods by which non condensable or condensable gas is mixed with the steam.

Tar sands are mined to extract the oil-like bitumen which is upgraded into synthetic crude oil or refined directly into petroleum products by specialized refineries. Conventional oil is extracted by drilling traditional wells into the ground whereas tar sand deposits are mined using strip mining techniques, or persuaded to flow into producing wells by in situ techniques which reduce the bitumen’s viscosity with steam and/or solvents.

After excavation, hot water and caustic soda is added to the sand, and the resulting slurry is piped to the extraction plant where it is agitated and the oil skimmed from the top. Provided that the water chemistry is appropriate to allow bitumen to separate from sand and clay, the combination of hot water and agitation releases bitumen and the tar sand, and allows small air bubbles to attach to the bitumen droplets. The bitumen froth floats to the top of separation vessels, and is further treated to remove residual water and fine solids. Bitumen is much thicker than traditional crude oil, so it must be either mixed with lighter petroleum (either liquid or gas) or chemically split before it can be transported by pipeline for upgrading into synthetic crude oil. Recent enhancements to this method allow the extraction plants to recover over 90% of the bitumen in the sand.

RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO BECOME IMPORTANT FACTORS THAT MAY HARM OUR BUSINESS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS AND UNCERTAINTIES.

We are a new enterprise intending to engage in the business of unconventional oil extraction and development. The business of acquiring, developing and producing oil reserves is inherently risky. This section is organized as follows:

•  Risks related to our business
•  Risks related to our financial condition
•  Risks relating to our industry; and
•  Risks related to our common stock

Risks Related To Our Business

We Have No Operating History. Accordingly, You Have No Basis Upon Which To Evaluate Our Ability To Achieve Our Business Objectives.

We are a development stage company and have no current operations. Access is also a development stage company without operations and only the rights and obligations set forth in the Joint Venture Agreement and Amendment. Our business plan involves our engagement in global conventional and unconventional oil operations which may include our acquisition and development of interests, in Western Canada and elsewhere, of oil sands or tar sands properties. As a proposed unconventional oil exploration and development company with no operating history, property interests, or related assets, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in the establishment of a new business enterprise and must be considered in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the unconventional oil industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit unconventional oil reserves on terms that will be commercially viable for us.

Our Assets Have Limited Value By Themselves.

Through the Joint Venture Agreement and Amendment, the Dene Nation granted Access exclusive rights to access the Project Lands’ surface to explore and develop oil and gas reserves. The Joint Venture Agreement does not purport to grant any licenses, leases, permits, or agreements with other third parties, including any government entity or other First Nations peoples, necessary for the exploration, development, and exploitation of any such deposits. We have not obtained any such rights from other parties, some of which may not be able to be secured on acceptable terms to us if at all. Failure to obtain such rights could prevent us from executing our business plan.

We Have Not Yet Established Any Reserves On The Project Land and There Is No Assurance That We Ever Will.

There are numerous uncertainties inherent in estimating quantities of bitumen resources, including many factors beyond our control, and no assurance can be given that the recovery of bitumen will be realized. In general, estimates of recoverable bitumen resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable bitumen, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially. No estimates of commerciality or recoverable bitumen resources can be made at this time, if ever.

Our Business May Suffer If We Do Not Attract And Retain Talented Personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion integrity and good faith of our management and other personnel in conducting our intended business. We presently have a small management team which we intend to expand in conjunction with our planned operations and growth. The loss of a key individual or our inability to attract suitably qualified staff could materially adversely impact our business.

We have an employment agreement with Mr. Stevenson. This agreement expires on April 22, 2008 and is automatically renewable annually unless one party gives notice of non-renewal. Access has a management contract with Coniston (“Coniston Agreement”). The Coniston Agreement terminates on October 31, 2007 and is automatically renewable unless one party gives notice of non-renewal. As a practical matter, these agreements will not assure the retention of Mr. Stevenson or Mr. Parisotto and we may not be able to enforce all of their provisions either generally or its non-competition provisions specifically. A copy of the Coniston Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated by reference.

That the Purchase Was Not Consummated Until Mid-Summer May Give Us Insufficient Time To Reserve Or Procure Necessary Equipment or Personnel To Conduct Our Winter Program.

The Purchase was completed on August 3, 2007. Competition to reserve oil drilling rigs, other equipment, and qualified personnel is intense. Had the Purchase occurred earlier, we would have wanted to begin reserving equipment and crews beginning in June 2007 to begin work during early December 2007 or shortly thereafter. A substantial amount of equipment and qualified crews were already committed to working on other projects before the Purchase was consummated. We do not know what resources remain available for our use during our Winter Program. If insufficient resources are available, we may have to limit our Winter Program, perhaps substantially.

We May Not Be Able To Establish Unconventional Oil Operations or Manage Our Growth Effectively, Which May Harm Our Profitability.

Our strategy envisions establishing and expanding our unconventional oil business. If we fail to effectively establish unconventional oil operations and thereafter manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our Lack Of Diversification Will Increase The Risk Of an Investment In Us, As Our Financial Condition May Deteriorate If We Fail To Diversify.

Our business will focus on the unconventional oil industry in a single property. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Relationships Upon Which We May Rely Are Subject To Change, Which May Diminish Our Ability To Conduct Our Operations.

To develop our business, it will be necessary for us to establish business relationships which may take the form of joint ventures with private parties and contractual arrangements with other unconventional oil companies, including those that supply equipment and other resources that we expect to use in our business. We may not be able to establish these relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

An Increase In Royalties Payable May Make Our Operations Unprofitable.

Any development project of our resource assets will be directly affected by the royalty regime applicable. The economic benefit of future capital expenditures for the project is, in many cases, dependent on a satisfactory royalty regime. There can be no assurance that the provincial governments will not adopt a new royalty regime that will make capital expenditures uneconomic or that the royalty regime currently in place will remain unchanged. In addition to royalties payable to the government, we have granted a 1.25% nonconvertible overriding royalty based on 100% production from A10’s production to Coniston pursuant to the Coniston Agreement. See “Executive Compensation—Agreements With Officers, Directors And Consultants—Paul Parisotto.”

Access May Sell Interests in the Projects.

In the future, Access may sell, lease, farmout, or otherwise transfer a portion of its working interest or carried interest in a given Project. It may also transfer a portion of its rights under the Joint Venture Agreement and Amendment. Any reduction of Access’ interests will result in lower revenues once a Project enters production. In addition, there can be no assurance that any or all of these transfers will be on economically beneficial terms.

Our Management Team Does Not Have Extensive Experience In U.S. Public Company Matters, Which Could Impair Our Ability To Comply With Legal And Regulatory Requirements.

Our management team has had limited U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable U.S. federal securities laws, including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and result in the deterioration of our business.

Because Our Officers Have Other Business Interests, They May Not Be Able To Devote A Sufficient Amount Of Time To Our Business Operation, Causing Our Business To Fail.

Each of Mr. Stevenson, Mr. Wilson, and Mr. Parisotto is involved with other mineral or petroleum exploration companies and unable to devote all of their respective business time and effort to us. Our officers and directors presently possess adequate time to attend to our interests. In the future, our management will use their best efforts to devote sufficient time to the management of our business and affairs and, provided additional staff may be retained on acceptable terms, our management will engage additional officers and other staff should additional personnel be required. However, it is possible that our demands on management's time could increase to such an extent that they come to exceed their available time, or that additional qualified personnel cannot be located and retained on commercially reasonable terms. This could negatively impact our business development.

Because Our Officers And Directors Are Involved Or Affiliated With Other Oil and Gas Exploration Companies, They May Have Conflicts Of Interest With Us.

Both Mr. Stevenson and Mr. Rick Wilson, one of our Directors, is involved or affiliated with one or more other resource exploration companies. As a result of these relationships, they may have or may develop conflicts of interest with us.

Competition In Obtaining Rights To Acquire and Develop Unconventional Oil Reserves and To Market Our Production May Impair Our Business.

The unconventional oil industry is highly competitive. Other unconventional oil companies may seek to acquire property leases and other properties and services we will need to operate our business in the areas in which we expect to operate. This competition has become increasingly intense as the price of oil on the commodities markets has risen in recent years. A number of other companies have entered or have indicated they are planning to enter the oil sands business and begin production of bitumen and synthetic crude oil or expand their existing operations.  It is difficult to assess the number, level of production and ultimate timing of all of the potential new producers or where existing production levels may increase.

Additionally, other companies engaged in our proposed line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

The oil industry competes with other industries in the supply of energy, fuel, and related products to consumers. A number of other ventures have announced plans to enter the unconventional oil development business or expand existing operations. Development of new projects or expansion of existing operations could materially increase the supply of synthetic crude oil in the marketplace. Depending upon the levels of future demand, increased supplies could negatively impact the prices obtained for oil.

Our success depends on the ability of our management and employees to interpret market and geological data correctly and to interpret and respond to economic, market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, and marketing personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, integrate or retain sufficiently qualified personnel.

Losses And Liabilities Arising From Uninsured Or Under-Insured Hazards Could Have a Material Adverse Effect On Our Business.

Our proposed unconventional oil operations will be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gaseous leaks, migration of harmful substances, blowouts and oil spills. A casualty occurrence might result in the loss of equipment or life, as well as injury, property damage or other liability. We have not made a determination as to the amount and type of insurance that we will carry. It cannot be assured that our insurance will be sufficient to cover any such casualty occurrences or disruptions. Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To Our Financial Condition

The Companies Have a History Of Losses, an Accumulated Deficit, and Expect To Continue To Incur Losses for the Foreseeable Future.

On a pro forma basis, the Companies’ incurred combined losses of $308,302 for the 12 months ended October 31, 2006 and $1,183,748 for the six months ended April 30, 2007, cumulative losses of $1,528,806 since their respective inceptions, and a combined stockholders’equity of $10,364,184 at April 30, 2007. We expect to lose money for the foreseeable future while we explore and develop petroleum reserves on the Project Lands.

We Will Require Significant Additional Financing In Order To Continue Our Exploration Activities Or We Will Fail.

After giving effect to the Purchase, the Companies had $7,020,350 cash on hand. (The figure quoted is in U.S. dollars, although $57,506 of that amount was held in Canadian dollars.) Our Summer Program calls for a minimum of Cdn$1 million to be spent on exploration efforts. Based on the results of the Summer Program and availability of capital, plans for exploration during the winter of 2007-2008 (“Winter Program”) will be formulated. Any money not spent during the Summer Program will be available to fund the Winter Program. Operating costs of the Summer and Winter Programs may be greater than we anticipate, such that we may have to seek additional funds sooner than otherwise expected. We currently are in the exploration stage and we have no revenue from operations and we are experiencing significant negative cash flow.

We will be dependent on raising capital, debt or equity, from outside sources to pay for further exploration and development of our property. Such capital may not be available to us when we need it on terms acceptable to us if at all. The issuance of additional equity securities by us will result in a dilution to our current stockholders which could depress the trading price of our common stock. Obtaining debt financing will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and be required to scale back or cease our operations. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Our Independent Auditors Have Expressed Doubt About Our Ability To Continue As A Going Concern. This Could Make It More Difficult For Us To Raise Funds and Adversely Affect Our Relationships With Lenders, Investors And Suppliers.

Our independent registered public accounting firm, Sherb & Co. (“Sherb”), included an explanatory paragraph that expresses doubt as to our ability to continue as a going concern in the footnotes to the financial statements contained in our report on Form 10-Q for the quarter ended April 30, 2007. Although we believe that as a result of our recent financings, shift in business plan and Purchase, that we can overcome such doubt in the future, we cannot provide any assurance that we will in fact operate our business profitably or obtain sufficient financing to sustain our business in the event we are not successful in our efforts to generate sufficient revenue and operating cash flow. Accordingly, there can be no assurance that Sherb’s report on our future financial statements for any future period will not include a similar explanatory paragraph if we are unable to successfully implement our business plan. Sherb’s expression of such doubt or our inability to overcome the factors leading to such doubt could have a material adverse effect on our relationships with prospective customers, lenders, investors and suppliers, and therefore could have a material adverse effect on our business.

Risks Related To Our Industry

Exploration For Petroleum Products Is Inherently Speculative. There Can Be No Assurance That We Will Ever Establish Commercial Discoveries.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil or gas wells. Our properties are in the exploration stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our properties.

There are numerous uncertainties inherent in estimating quantities of unconventional oil resources, including many factors beyond our control, and no assurance can be given that expected levels of resources or recovery of unconventional oil will be realized. In general, estimates of recoverable unconventional oil resources are based upon a number of factors and assumptions made as of the date on which resource estimates are determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable unconventional oil, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.

Prices And Markets For Oil Are Unpredictable and Tend To Fluctuate Significantly, Which Could Reduce Profitability, Growth and the Value of Our Proposed Business.

Our revenues and earnings, if any, will be highly sensitive to the price of oil. Prices for oil are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil, market uncertainty and a variety of additional factors beyond our control. These factors include, without limitation, weather conditions, the condition of the Canadian, U.S. and global economies, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere, war, or the threat of war, in oil producing regions, the foreign supply of oil, the price of foreign imports and the availability of alternate fuel sources. Significant changes in long-term price outlooks for crude oil could have a material adverse effect on us. For example, market fluctuations of oil prices may render uneconomic the mining, extraction and upgrading of tar sands reserves containing relatively lower grades of bitumen.

Natural gas prices realized by us are affected primarily by North American supply and demand and by prices of alternate sources of energy.  All of these factors are beyond our control and can result in a high degree of price volatility not only in crude oil and natural gas prices, but also fluctuating price differentials between heavy and light grades of crude oil, which can impact prices for sour crude oil and bitumen.  Oil and natural gas prices have fluctuated widely in recent years and we expect continued volatility and uncertainty in crude oil and natural gas prices.  A prolonged period of low crude oil and natural gas prices could affect the value of our crude oil and gas properties and the level of spending on growth projects, and could result in curtailment of production on some properties.  Accordingly, low crude oil prices in particular could have an adverse impact on our financial condition and liquidity and results of operations. A key component of our business strategy is to produce sufficient natural gas to meet or exceed internal demands for natural gas purchased for consumption in our operations, creating a price hedge which reduces our exposure to gas price volatility. However, there are no assurances that we will be able to continue to increase production to keep pace with growing internal natural gas demands.

We Are Exposed To Fluctuations In The Exchange Rate Between The U.S. Dollar And The Canadian Dollar.

Substantially all our cash is denominated in U.S., Dollars while substantially all our costs of operations are paid in Canadian Dollars. Over the past three years, the U.S. Dollar has depreciated against he Canadian Dollar by approximately one-third. This has effectively devalued our cash position vis a vis our operating costs. Our financial statements and the pro forma financial statements included herein are presented in U.S. dollars. Continued fluctuations in exchange rates between the U.S. and Canadian dollar may give rise to foreign currency exposure, either favorable or unfavorable, creating another element of uncertainty.

Existing Environmental Regulations Impose Substantial Operating Costs Which Could Adversely Effect Our Business.

Environmental regulation affects nearly all aspects of our operations.  These regulatory regimes are laws of general application that apply to us in the same manner as they apply to other companies and enterprises in the energy industry. Unconventional oil sand extraction operations present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil operations. The legislation also requires that facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material.

In addition to these specific, known requirements, we expect future changes to environmental legislation, including anticipated legislation for air pollution and greenhouse gases that will impose further requirements on companies operating in the energy industry. Changes in environmental regulation could have an adverse effect on us from the standpoint of product demand, product reformulation and quality, methods of production and distribution and costs, and financial results.  For example, requirements for cleaner-burning fuels could cause additional costs to be incurred, which may or may not be recoverable in the marketplace.  The complexity and breadth of these issues make it extremely difficult to predict their future impact on us.  Management anticipates capital expenditures and operating expenses could increase in the future as a result of the implementation of new and increasingly stringent environmental regulations.

Abandonment and Reclamation Costs Are Unknown and May Be Substantial.

Certain environmental regulations govern the abandonment of project properties and reclamation of lands at the end of their economic life, the costs of which may be substantial. A breach of such regulations may result in the issuance of remedial orders, the suspension of approvals, or the imposition of fines and penalties, including an order for cessation of operations at the site until satisfactory remedies are made. It is not possible to estimate with certainty abandonment and reclamation costs since they will be a function of regulatory requirements at the time.

Changes In the Granting of Governmental Approvals Could Raise Our Costs and Adversely Affect Our Business.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiration. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

Amendments To Current Laws and Regulations Governing Our Proposed Operations Could Have a Material Adverse Impact On Our Proposed Business.

Our business will be subject to substantial regulation under provincial and federal laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of unconventional oil and related products and other matters. Amendments to current laws and regulations governing operations and activities of unconventional oil extraction operations could have a material adverse impact on our proposed business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the unconventional oil industry generally, will not be changed in a manner which may adversely affect us and cause delays, inability to complete or abandonment of properties.

Our Inability to Obtain Necessary Facilities Could Hamper Our Operations.

Unconventional oil extraction and development activities are dependent on the availability of equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

We Are Subject To Technology Risks In All Of Our Proposed Unconventional Oil Operations.

We currently plan to employ commercially proven technologies in all of our unconventional oil operations. Our intent is to employ these commercially proven technologies in concert but tied together in a fashion which is innovative to the resource with which we are operating. Arranging these technologies as conceptualized may result in unforeseen issues and challenges that may require engineering remediation. There is no assurance that capital and operating cost performance as anticipated from the use of these proven technologies will be realized.

We May Have Difficulty Distributing Our Production.

In order to sell the oil that we are able to produce, we will have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil production and may increase our expenses.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and in turn diminish our financial condition or ability to maintain our operations.

Challenges to Title to Our Properties May Impact Our Financial Condition.

Title to oil interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate. If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.

Risks Related To Our Common Stock

There Is No Established Trading Market For Our Common Stock Which May Impair Your Ability To Sell Your Common Stock.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “BSPE.” There has been no established trading market for our common stock since our inception. The lack of an active market may make it difficult to obtain accurate quotations of the price of our common stock and impair your ability to sell your common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your common stock. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

The Market Price of Our Common Stock Is Likely To Be Highly Volatile and Subject To Wide Fluctuations.

Assuming we are able to establish and maintain an active trading market for our common stock, the market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•	fluctuations in revenue from our unconventional oil business as new reserves come to market;

•	announcements of acquisitions, reserve discoveries or other business initiatives by our competitors;

•	changes in the demand for oil, including changes resulting from the introduction or expansion of alternative fuels;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	quarterly variations in our revenues and operating expenses;

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	significant sales of our common stock, including sales by selling stockholders and by future investors in future offerings we expect to make to raise additional capital;

•	changes in analysts’ estimates affecting us, our competitors or our industry;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	announcements of technological innovations or new products available to the unconventional oil industry;

•	changes in the accounting methods used in or otherwise affecting our industry; or

•	fluctuations in interest rates and the availability of capital in the capital markets;

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and our results of operations and financial condition.

Our Operating Results May Fluctuate Significantly, and These Fluctuations May Cause Our Stock Price To Decline.

Our operating results will likely vary in the future as the result of fluctuations in our revenues and operating expenses, including the coming to market of oil reserves that we are able to develop, expenses that we incur, the price of oil in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

Applicable SEC Rules Governing the Trading of “Penny Stocks” Will Limit the Trading and Liquidity of Our Common Stock, Which May Affect the Trading Price of Our Common Stock.

Our common stock is presently considered to be a “penny stock” and is subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in such stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

NASD Sales Practice Requirements May Also Limit a Stockholder’s Ability To Buy And Sell Our Stock.

In addition to the penny stock rules described above, the National Association of Securities Dealers (“NASD”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our common stock.

We Do Not Expect To Pay Dividends In The Foreseeable Future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their common stock on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Plan of Operation

Prior to our acquisition of Access’ common stock, we were a development stage company with no revenues. We expect that the Purchase will cause our plan of operation, results of operations and capital resources to differ materially from our financial position as it existed prior to the Purchase.

During the summer of 2007, we expect to spend a minimum of Cdn$1 million in preliminary exploration efforts. We expect to conduct our summer program (“Summer Program”) without requiring additional financing. Our Winter Program will be defined based on the results of the Summer Program and the availability of capital. While difficult to predict, the tentative budget for such program will be a minimum of Cdn$1 million even if we do not seek additional financing.

Effect of Purchase of Access Common Stock

We paid the purchase price to Access, which made arrangements to pay third parties money owed as of the Closing Date. Such arrangements include (figures include the payment of Canadian Goods and Service Tax, as applicable):

•
Cdn$1,948,298 (approximately US$1.870,000) in consulting fees and expenses to Coniston Investment Corp., a company controlled by Mr. Parisotto, the President of Access. See “Executive Compensation—Agreements with Officers, Directors, and Consultants—Paul Parisotto.”

•	Cdn$924,499 (approximately US$889,000) in principal and interest under three loan agreements; See "—Liquidity and Capital Resources—Cash Flows from Financing Activities;" and

•	Cdn $125,000 (approximately US$120,000) directly to the Dene pending receipt of final closing documents and miscellaneous outstanding matters.

Selected Financial Information of Blacksands

	As At April 30, 2007	As At October 31, 2006
Current Assets	$11,403,308	$11,651,339
Total Assets	$11,532,829	$11,692,566
Current Liabilities	$1,168,645	$100,038
Stockholders’ Equity	$10,364,184	$11,592,528

Results of Operations

Blacksands

For the six months ended April 30, 2007, and since our inception on October 12, 2004, we have not generated any revenue.

We incurred total operating expenses of $1,420,726 for the six months ended April 30, 2007, as compared to total operating expenses of $4,778 for the six months ended April 30, 2006. These expenses consisted of general operating expenses incurred in connection with the day-to-day operation of our business and the preparation and filing of our periodic reports as well as the salary paid to Mr. Stevenson. The significant operating expenses include professional fees of $209,792 for the six months ended April 30, 2007 incurred in connection with filing of SEC periodic reports, audit and accounting fees and general corporate matters in connection with change of name, stock-split and issuance of shares of common stock as compared with professional fees of $625 for the six months ended April 30, 2006. The office and administration expenses of $55,846 for the six months ended April 30, 2007 include rent, travel, telephone and other office expenses as compared to office and administration expenses of $4,111 for the six months ended April 30, 2006. During the six months ended April 30, 2007, we incurred exploration expenses of $1,124,029 compared to exploration expenses of $0 for the six months ended April 30, 2006.  During the six months ended April 30, 2007, we incurred exploration expenses of $1,124,029, compared to exploration expenses of $0 for the six months ended April 30, 2006.  The exploration expense related to the purchase of certain seismic data for a portion of the Project Land and consulting fees paid to analyze the data.

We earned total interest income of $238,260 for the six months ended April 30, 2007, as compared to total interest income of $0 for the six months ended April 30, 2006. The interest was earned on the proceeds of a private placement of our common stock and common stock purchase warrants on August 9, 2006 of $10,854,700.

Our total comprehensive loss for the six months ended April 30, 2007 was $1,183,748, as compared to a total comprehensive loss of $2,955 for the six months ended April 30, 2006, and a total comprehensive loss of $1,508,622 from inception on October 12, 2004 to April 30, 2007.

Access

For the six months ended April 30, 2007, and since its inception on August 26, 2005, Access had not generated any revenue.

Access incurred total operating expenses of Cdn$181,503 for the six months ended April 30, 2007, as compared to total operating expenses of Cdn$147,373 for the six months ended April 30, 2006. These expenses consisted of general operating expenses incurred in connection with the day-to-day operation of our business, management fees and accounting, audit and legal for April 30, 2007 of Cdn$149,194 as compared with Cdn$145,598 for the six months ended April 30, 2006. The office and administration expenses of Cdn$2,073 for the six months ended April 30, 2007 include rent, travel, telephone and other office expenses as compared to office and administration expenses of Cdn$5,188 for the six months ended April 30, 2006.

Access’ total comprehensive loss for the six months ended April 30, 2007 was Cdn$181,503, as compared to total comprehensive loss of Cdn$147,373 for the six months ended April 30, 2006, and a total comprehensive loss of Cdn$527,279 from inception on August 25, 2005 to April 30, 2007.

Critical Accounting Policies

Our financial statements are based on the selection and application of generally accepted accounting principles, which require us to make estimates and assumptions about future events that affect the amounts reported in our financial statements and the accompanying notes. Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences may be material to our financial statements. We believe that our policies may involve a higher degree of judgment and complexity in their application than our other accounting policies and represent the critical accounting policies used in the preparation of our financial statements. If different assumptions or conditions were to prevail, the results could be materially different from our reported results. Our significant accounting policies are presented in the notes to our financial statements.

When we prepare our consolidated financial statements, we use estimates and assumptions that may affect reported amounts and disclosures. We base these estimates on historical results and various other assumptions believed to be reasonable, the results of which form the basis for making estimates concerning the carrying value of assets and liabilities that are not readily available from other sources. Actual results could differ from the amounts previously estimated, which were based on the information available at the time the estimates were made. Changes in estimates are recorded if and when better information becomes available.

We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make an assumption about a matter that was highly uncertain at the time the estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of a different estimate that we reasonably could have used in the current period, could have a material impact on our consolidated results of operations or financial condition.

As we were, until recently, a development stage company with no revenues, we do not yet have an Audit Committee.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard became effective for us in the first interim or annual reporting period beginning after December 15, 2005. We adopted this standard effective for the year ended October 31, 2006.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires “retrospective application” of the direct effect of a voluntary change in accounting principle to prior periods’ financial statements where it is practicable to do so. SFAS 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 unless adopted early. We do not expect the adoption of SFAS 154 to have a material impact on our consolidated financial position, results of operations or cash flows, except to the extent that the statement subsequently requires retrospective application of a future item.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. We do not expect the adoption of SFAS 155 to have a material impact on our consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. We do not expect the adoption of SFAS 155 to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes this Statement will have no impact on our financial statements once adopted.

Liquidity and Capital Resources

As of the Closing Date, the combined companies had cash on hand of $7,020,350.

Revenues

Neither we nor Access has had any revenue since our respective inceptions.

Net Cash Used In Operating Activities

On May 24, 2007, we purchased certain seismic data relating to a portion of the Project Land for $1,045,000 in cash, $45,000 of which from our working capital accounts and $1 million from our restricted cash account held in escrow. The $1 million was released from escrow by the instructions of four purchasers in the private placement described below.

Cash Flows from Financing Activities

Cash provided by financing activities for the year ended October 31, 2006 and the six months ended April 30, 2007 was (i) $1 million from our issuance of convertible debentures and (ii) $10,854,700 as proceeds from a private placement of our Units.

As part of the purchase price, we paid Cdn$850,000 in outstanding principal, plus Cdn$74,499 in accrued and unpaid interest on indebtedness from three loan agreements with unaffiliated parties. Each of the loans bore interest at 8%, were due between March 2008 and May 2009, and contained no prepayment penalties.

Effective May 6, 2006 we issued $1 million principal amount of our Debentures to two Accredited Investors pursuant to the exemption from the registration requirements of the Securities Act, provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act. The Debentures were unsecured, bore interest at the rate of 9% per annum, which interest began to accrue commencing 150 days from issuance, and were for a term of three years. The Debentures were payable in consecutive monthly installments of principal and interest, commencing 150 days from the date of their issuance.

The Debentures were converted at October 1, 2006 at a rate of $1 to one Unit. The Debentures had not accrued interest prior to their conversion.

Effective August 9, 2006, we consummated the sale of 10,854,700 Units of our securities in a private placement to Accredited Investors. The offering was conducted pursuant to the exemption from the registration requirements of the Securities Act provided Section 4(2) of the Securities Act, Regulation D, and Regulation S. Some Units were offered and sold to persons who were neither resident in, nor citizens of, the United States. The private placement consisted of the sale of Units, offered at a price of $1.00 per Unit and derived total gross proceeds of $10,854,700.

We obtained the funds for the Purchase from the proceeds of a private placement of our Units, $10,854,700, held in a restricted cash account pending the acquisition in the unconventional petroleum industry.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Access has rights to explore and develop petroleum reserves in properties subject to the Joint Venture Agreement and Amendment. See “Background—Access’ Business.”

Blacksands’ executive offices are located at Suite 1250, 645 7th Avenue, SW, Calgary, Alberta, T2P 4G8 Canada and its phone number is (403) 806-1677. Totaling approximately 1,756 sq. ft./m2. Blacksands leases the space from Peloton Exploration Corp. pursuant to a lease expiring on March 30, 2008, with monthly rental payments of approximately Cdn$6,600.

Prior to the Acquisition, Access’ executive offices were shared with those of Coniston. We have not decided where to locate the executive offices of the combined companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of August 3, 2007 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Common Stock	Darren R. Stevenson	500,000	0.6%
Common Stock	Bruno Mosimann	0	0%
Common Stock	Rick Wilson	0	0%
Common Stock	Paul Parisotto	0	0%
Common Stock	All officers and directors as a group (4 persons)	500,000	0.6%

The address for Darren R. Stevenson and Rick Wilson is Suite 1250, 645 7th Avenue, SW, Calgary, Alberta, T2P 4G8. The address for Bruno Mosimann is Herbstackerstreet 27, Ch-8472 Seuzach, Switzerland. The address for Paul Parisotto is 401 Bay Street, Suite 2700, PO Box 152, Toronto, Ontario MSH 2Y4.

DIRECTORS AND EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our Board of Directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. No family relationships exist between any of our present directors and officers.

The following table sets forth certain information, as of the date of this report, with respect to our directors and executive officers.

Name	Positions Held	Age	Date of Election or Appointment as Director
Darren R. Stevenson	President, Chief Executive Officer, Secretary, Director	35	May 2006
Bruno Mosimann	Director	62	May 2006
Rick Wilson	Director	49	February 2007
Paul Parisotto	Director, President of Access	46	July 2007

Darren R. Stevenson, 35, is an oil and gas executive with experience in technology corporate turnarounds and mergers and acquisitions. Prior to joining us, Mr. Stevenson spent four years in The Hague and Amsterdam with Royal Dutch Shell PLC's consultancy business, Shell Global Solutions. Serving as a business development director, he led a team in technology and commercial business development in support of Shell’s business pursuits in Europe, the Middle East and Russia. Mr. Stevenson graduated from the University of British Columbia, and over the past 15 years has held a variety of technical and commercial roles in the oil and gas industry including reservoir and process engineering, refinery operations and some entrepreneurial pursuits in technology transfer for fuel cells, software development and aviation. He has also worked for companies such as Syncrude Canada, Shell Canada and the University of British Columbia Industry Liaison Office. Mr. Stevenson joined Shell Global Solutions in 2002, and he is currently the President, CEO and a director of Bighorn Petroleum Ltd.

Bruno Mosimann, 62, is an investment manager, resident in Switzerland. He is the president and managing director of Romofin AG, a firm that supplies asset management services to its customers. Mr. Mosimann has also served as an officer of various listed companies. Mr. Mosimann’s other management and directorial experience includes serving as a vice-president of DRC Resources Corp., a director of Relay Mines Ltd., and a director of U-Twin Holdings Inc.

Rick Wilson, 49, has been in the mining and natural resource industry for over twenty years. Since 2006, Mr. Wilson has been the President of Regent Ventures Ltd., a company engaged in the acquisition, exploration and development of mineral resource properties. Regent Ventures currently has an active drilling project in Nevada and is also involved in the oil and gas industry in Poland. Prior to serving as its President, Mr. Wilson was a director of Regent Ventures from 1993 to 2006. Mr. Wilson also served as the President of Emerson Explorations/GBS Gold International Inc. from 1998 to 2006, during which time that company raised over $62 million dollars to acquire and develop two publicly trading Australian gold mines.

Paul Parisotto, 46, is an executive with significant investment banking experience. Since December 2004, Mr. Parisotto has served as a director, President and Chief Executive Officer of Arizona Star Resource Corp. (“Arizona Star”), a publicly traded company listed on the TSX Venture Exchange as well as the American Stock Exchange. Mr. Parisotto is also the sole director, stockholder and president of Coniston Investment Corp. (“Coniston”) a firm which provides investment banking services such as raising equity and debt and mergers and acquisitions advisory services to small public and private market capitalization companies. Since its formation in 1999, Coniston has helped raised a total of $75 million for companies in a variety of industries, including mining, technology and biotechnology. Mr. Parisotto is a former director of Nevada Pacific Gold Ltd., a company recently taken over by US Gold Corp., the former Vice President and Director of HSBC Securities (Canada) Inc. from March 1998 to June 1999 and a former Senior Vice President (Corporate Finance) of Marleau, Lemire Securities Inc. from January 1995 to January 1998. Prior to Mr. Parisotto’s investment banking experience he served as the Manager, Original Listings of the Toronto Stock Exchange from November 1985 to December 1994.

Code of Ethics

Concurrently with the Purchase, we adopted a written code of ethics. We believe that the code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Board Committees

We presently have no board committees. We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges at such time, if ever, we become subject to such requirements. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, we expect to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination, the full board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)		Total Compensation ($)
Darren R. Stevenson, Principal Executive Officer, Director(1)	2006	29,461	(2)	20,000
	2005	N/A		N/A
Anchana Chayawatana, Principal Executive Officer, Director(3)	2006	-		-
	2005	-		-
Prapaipan Chayawatana(4)	2006	-		-
	2005	-		-
Anongnat Chansangachom(5)	2006	-		-
	2005	-		-

(1)	Darren Stevenson became our President, Secretary, Chief Executive Officer on April 24, 2006 and became a director on May 5, 2006.

(2)
Pursuant to an Employment Agreement that we entered into with Mr. Stevenson on April 22, 2006, he is entitled to an annual salary of Cdn$60,000. In our fiscal year ended October 31, 2006, we paid him $29,461 for the 2006 fiscal year.

(3)	Anchana Chayawatana resigned as our President, Chief Executive Officer and Chairman on April 24, 2006 and resigned as a director on May 6, 2006.

(4)	Prapaipan Chayawatana resigned as our Treasurer, Chief Financial Officer and principal accounting officer on April 24, 2006 and resigned as a Director on May 6, 2006.

(5)	Anongnat Chansangachom resigned as our Secretary on April 24, 2006 and resigned as a Director on May 6, 2006.

OUTSTANDING EQUITY AWARDS (OPTIONS) AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Darren R. Stevenson, Principal Executive Officer	500,000	500,000(1)	2.00	April 14, 2008

(1)	500,000 options become exercisable upon the close of a public or private offering of our securities resulting in gross proceeds of at least $50 million.

Agreements With Officers, Directors And Consultants

Darren R. Stevenson

As of April 22, 2006 we entered into a two year employment agreement with Mr. Stevenson whereby he serves as our President, Chief Executive Officer, and Chief Financial Officer. The employment agreement is automatically renewable for successive one year periods subject to the right of either party to provide 60 days notice of non-renewal. Mr. Stevenson’s annual salary is $60,000 and upon the consummation of a public offering or private placement of our securities resulting in aggregate gross proceeds of at least $50 million, his salary shall increase to $120,000. The agreement also provides that, subject to compliance with applicable legal and regulatory guidelines and requirements, Mr. Stevenson may receive bonus compensation with respect to any financings or strategic transactions introduced by him to us. At our request, Mr. Stevenson is to also serve as an officer or director of any of our subsidiaries at such additional compensation as we and him may agree.

Simultaneous with his entering into the employment agreement, Mr. Stevenson entered into a Stock Purchase Agreement with our then majority stockholder, pursuant to which he purchased 1,000,000 shares (on a pre-split basis) of our common stock for $25,000. Pursuant to employment agreement, we had the right to repurchase the shares from him at any time, or from time to time, for an aggregate purchase price of $50,000. We made this purchase, of 30,000,000 on a post-split basis, effective November 6, 2006.

Pursuant to the Stock Option Agreement, we granted Mr. Stevenson options to purchase (on a post-split basis) 1,000,000 shares of common stock at an exercise price of $2.00 per share. 500,000 of such options have become exercisable, and 500,000 options will become exercisable upon the close of a public or private offering of our securities resulting in gross proceeds of at least $50 million. All of the options expire on April 14, 2008.

Paul Parisotto

Mr. Parisotto is the President and sole director and stockholder of Coniston  which executed the Coniston Agreement in November 2005. Access agreed to pay Coniston Cdn$260,000 per year, plus the applicable goods and services tax, for management, consulting and advisory services on matters with respect to the acquisition, exploration, development and production of hydrocarbons in western Canada and United States. It also contains a change of control provision which provides that if a change of control were to occur without Coniston’s prior consent, Coniston would owe Coniston an additional Cdn$135,000. The Purchase constituted a change of control to which Coniston consented to in advance. The Coniston Agreement terminates on October 31, 2007 and automatically renews for one year periods unless one party provides at least 60 days prior notice of non-renewal.

Coniston was paid Cdn$459,333 in accrued and unpaid consulting fees and Cdn$428,964 in accrued expenses (approximately US$851,430 in the aggregate). In addition, Coniston was paid Cdn$1,060,000 (approximately US$1,016,000) due to Access’ entry into the Joint Venture Agreement and Amendment with the Dene Nation. Coniston was paid these amounts from a portion of the purchase price. Coniston is also entitled to a 1.25% nonconvertible overriding royalty based on 100% production from A10’s production. Coniston will receive this royalty and other success fees as it may negotiate with Access for future projects where it is fundamental to the consummation of a similar project with us or Access. The royalty is governed by Article 3 of the 1997 Canadian Association of Petroleum Landmen Farmout & Royalty Procedure, which sets forth many standard contract terms used in connection with development and management of petroleum producing properties.

Mehran Farmanara

Mr. Farmanara is an independent chartered accountant who has provided us with accounting and bookkeeping services for the past year. He prepares our monthly financial statements and assists in preparing the financial statements included in our securities filings. He was paid approximately Cdn$18,460 during 2006, and has accrued approximately Cdn$25,500 for the six months ended June 30, 2007.

2006 Stock Option Plan

On June 26, 2006 our Board of Directors and the holders of a majority (55.2%) of our then outstanding common stock approved our 2006 Stock Option Plan (the “2006 Plan”). The purpose of the 2006 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2006 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options and restricted stock. The 2006 Plan is administered by our Board of Directors. As of the date of this report, there were no stock options outstanding under the 2006 Plan.

Compensation of Directors

None of our directors received any compensation for their services as directors.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS AND DIRECTOR INDEPENDENCE

Mr. Parisotto is the President and sole Director and Stockholder of Coniston which provides consulting services to Access. As part of the purchase price, Coniston was paid approximately Cdn$1,948,000 (approximately US$1.87 million). Cdn$1,060,000 was a success fee payable upon Access’ entry into the Joint Venture Agreement and Amendment with the Dene Nation. The remainder was accrued and unpaid consulting fees and expenses. No payments of principal were made before payment in full and no interest was charged on the unpaid balance, as the oral arrangement was that it would be paid when Access had the available funds.

Coniston is also entitled to a 1.25% nonconvertible overriding royalty based on 100% production when and if A10 commences production. Coniston is also entitled to receive this royalty and other success fees as it may negotiate with Access for future projects where it is fundamental to the consummation of a similar project with us or Access. It is impossible to quantify the present dollar value of Coniston’s royalty interest since a great deal of additional exploration will be required for us to begin preparing a plan for production and the uncertainty associated with any petroleum development.

Mr. Burden currently owns 25% of Access’ issued and outstanding common stock. Prior to the Purchase, Mr. Burden was the sole stockholder of Access. We are required to provide the necessary capital for Access’ operations until it has sufficient cash flow to do so itself. Thus, Mr. Burden benefits from the growth of Access both as a result of our capital infusions and Access’ cash flow over time. It is impossible to quantify the present dollar value of these capital contributions.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value.

Capital Stock Issued and Outstanding

As of June 1, 2006 there were 74,854,700 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

On May 6, 2006, our Board of Directors approved a 30:1 forward stock split in the form of a dividend which was effected on June 21, 2006. The dividend was paid to stockholders of record as of the close of business on June 21, 2006. Immediately prior to the split we had 2,100,000 shares of common stock issued and outstanding. Immediately following the split we had 63,000,000 shares of common stock issued and outstanding. We will cancel 30,000,000 shares shortly after the filing of this Report.

Description of Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Description of Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of blank check preferred stock, $0.001 par value. Pursuant to the terms of the preferred stock, our Board of Directors is vested with authority to divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by our Board of Directors, without the necessity of obtaining further approval of our stockholders.

Description of Warrants

Investor Warrants

Warrants (“Investor Warrants”) representing the right to purchase an aggregate of 10,854,700 shares of common stock are issued and outstanding as of the date of this Report. Each warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $3.00 per share, subject to adjustment, at any time during the two year period that commenced October 1, 2006.

The Investor Warrants contain a call provision which provides that in the event the closing bid price of a share of our common stock as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which our common stock may then be listed or quoted) equals or exceeds $4.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend, etc.) for at least five consecutive trading days during any period of 30 consecutive trading days during which a registration statement has been effective, we, upon thirty days written notice given to the holders, may call the Investor Warrant at a redemption price equal to $0.01 per share of common stock then purchasable pursuant to the warrant. To exercise the call provision (i) we must simultaneously call all of the Investor Warrants on the same terms and (ii) all of the shares of common stock issuable upon exercise of the Investor Warrants (the “Warrant Shares”) must either (A) be registered pursuant to an effective registration statement which has not been suspended and for which no stop order is in effect, and pursuant to which the holder is able to sell Warrant Shares at all times during the 30 day notice period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement described below). Notwithstanding any such notice, the holder has the right to exercise the Investor Warrant prior to the end of the notice period.

Consultant Warrants

As of August 1, 2006, we granted Gregg Layton warrants (“Consultant Warrants”) to purchase 200,000 shares of our common stock (on a post split basis), 100,000 of which have become exercisable. The remaining 100,000 become exercisable if we conduct an offering of our common stock raising at least $50 million in gross proceeds. The exercise price of the Consultant Warrants is $2.00 per share, and they are exercisable until July 31, 2008.

Burden Warrants

As part of the Purchase price, we granted the Burden Warrants to Mr. Burden. Warrants to purchase 1,500,000 shares of our common stock were issued as of the Closing Date. The Burden Warrants become exercisable upon the consummation of a major transaction, such as Access has entered into with the Dene, to which Mr. Burden’s contribution was fundamental. The affirmative vote of our Board of Directors and Access’ Board of Directors are required on this point for the Burden Warrants to become exercisable. The exercise price of the Burden Warrants is $2.00 per share, and they are exercisable during the 60 months following the Closing Date.

Description of Options

As of April 22, 2006 we granted 1,000,000 non-statutory stock options to Mr. Stevenson. Each option is exercisable, upon vesting, to purchase one share of our common stock at a price of $2.00 per share through April 14, 2008. 500,000 of such options have become exercisable, 500,000 will become exercisable when we conduct an offering of its common stock raising at least $50 million in gross proceeds.

Six million options are issuable under the 2006 Plan. No options have been issued under the 2006 Plan as of the date of this report. See Executive Compensation—2006 Stock Option Plan.

Registration Rights of Common Stock

We are required to file a registration statement (“Registration Statement”) as soon as practicable with the SEC for the resale of the shares of our common stock included as part of the Units and underlying the Investor Warrants and the Burden Warrants (“Registrable Securities”). We are required to have the Registration Statement declared effective (“Effective Date”) as soon as practicable following such filing.

If we decided to register and offer our securities for cash, either for our own account or another’s, except a registration relating solely to an employee benefit plan or other securities issued to employees or consultants or relating to a Securities Act Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition or similar event, we are required to give notice to all holders of Registrable Securities and include as part of the Registration Statement all of the Registrable Securities requested by the holders (a “Piggyback Registration”).

If a Piggyback Registration involves an underwritten public offering, the right of any holder to participate shall be conditioned on such holder’s participation in the underwriting and its entry into a customary form of underwriting agreement. If the underwriter determines that marketing factors require a limitation of the number of shares of our common stock or the amount of other securities to be underwritten, the underwriter may exclude some or all Registrable Securities from the registration and underwriting. In the event we initiate a Piggyback Registration, the number of shares to be included in the registration and underwriting shall be allocated first to us, then to holders of Registrable Securities on a pro rata basis.

Prior to the effective date of the Registration Statement, we may not, without the prior written consent of the holders representing a majority of the Registrable Securities, file or request the acceleration of any other registration statement filed with the SEC. Following the Effective Date, if the Registration Statement is not available for use by any holder of Registrable Securities, we may not, without the prior written consent of holders representing a majority of the Registrable Securities, file any other registration statement or an amendment thereto or request the acceleration of the effectiveness or any other registration statement, except for a registration on Form S-8 or Form S-4.

Our obligations to maintain the availability of the Registration Statement for resale is limited by our right to notify holders of Registrable Securities that our Board of Directors has determined in good faith (due to the existence or in anticipation of any acquisition, financing activity or other transaction in which we are involved, or disclosure of information which is in our best interest not to publicly disclose, or any event or condition of similar significance to us) that the registration and distribution of the Registrable Securities to be covered or covered by such registration statement would be seriously detrimental to us and our stockholders, and to require that holders discontinue their disposition of Registrable Securities for up to 30 trading days in any 12 month period.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Pl., 8th Fl., New York, NY 10004.

MARKET PRICE OF AND DIVIDENDS ON COMMON
EQUITY AND OTHER STOCKHOLDER MATTERS

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “BSPE.” Our common stock is also quoted on the “pink sheets.”

The following table sets forth, for the fiscal quarters indicated, the high and low closing bid prices per share of our common stock, as derived from quotations provided by Bloomberg, LP. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

On June 29, 2007, our closing bid price was $2.15 per share.

Quarter Ended	High Bid		Low Bid

January 31, 2005		(1)
April 30, 2005		(1)
July 31, 2005		(1)
October 31, 2005	(2)		$0.02733

January 31, 2006		(1)
April 30, 2006		(1)
July 31, 2006		(1)
October 31, 2006	$2.00		$2.01

January 31, 2007	$2.05		$2.10
April 30, 2007	$2.10		$2.20

(1)	No historical data was available.

(2)	A single trade occurred in the quarter.

As of July 16, 2007, there were approximately 72 record holders of our common stock and 74,854,700 shares of our common stock outstanding which includes 30,000,000 shares to be cancelled.

Dividends

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Equity Compensation Plans

Securities authorized for issuance under equity compensation plans as of June 1, 2007 are as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,000,000	2.00	6,000,000

Equity compensation plans not approved by security holders	200,000	2.00	0

Total	1,200,000	2.00	6,000,000

Option Issuance

As of April 22, 2006 we entered into a Stock Option Agreement with Mr. Stevenson as a means of providing him with performance incentives in his role as our President, Secretary and Chief Executive Officer. On June 26, 2006, stockholders representing 55.2% of our then issued and outstanding common stock ratified the Stock Option Agreement by written consent. Under the Stock Option Agreement, Mr. Stevenson received options to purchase up to 1,000,000 shares of our common stock. 500,000 of these options have already become exercisable and an additional 500,000 options will become exercisable if we conduct a placement of our common stock with gross proceeds of at least $50 million. All of the options, once vested, are exercisable at $2.00 per share. All these options are non-qualified options, and none of the options are included in the 6,000,000 options which may be granted under our 2006 Plan. As of the date of this report, Mr. Stevenson has not exercised any of his options.

Non-Plan Warrant Issuance

As of August 1, 2006, we issued the Consultant Warrants to purchase 200,000 shares of our common stock (on a post split basis), 100,000 of which have become exercisable. The remaining 100,000 become exercisable if we conduct an offering of our common stock raising at least $50 million in gross proceeds. The exercise price of the Consultant Warrants is $2.00 per share, and they are exercisable until July 31, 2008. No stockholder ratification was sought for the grant of Consultant Warrants.

LEGAL PROCEEDINGS

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve us that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 26, 2006, we notified De Joya Griffith & Company, LLC (“De Joya”) that we were terminating our relationship with them as our principal independent accountant on that date. The termination of De Joya was approved by our Board of Directors. De Joya had been our principal independent accountant for the fiscal year ended October 31, 2005. The report of De Joya on our financial statements for the year ended October 31, 2005 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle except that such report was modified to include an explanatory paragraph with respect to our ability, in light of our lack of revenues and history of losses, to continue as a going concern.

In connection with the audit for the year ended October 31, 2005 and during the subsequent interim period through July 31, 2006 and through October 26, 2006, there were no disagreements between us and De Joya on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused De Joya to make reference to the subject matter of the disagreement in connection with their reports.

In connection with the audit of the fiscal year ended October 31, 2005 and during the subsequent interim period through July 31, 2006 and through October 26, 2006, De Joya did not advise us of any matter required to be disclosed pursuant to Item 304(a)(1)(B) of Regulation
S-B.

On November 9, 2006, we engaged Sherb as our principal independent accountant for the fiscal year ending October 31, 2006. Sherb’s appointment was approved by our Board of Directors.

We consulted Sherb in connection with the preparation of our unaudited financial statements for the quarters ended April 30, 2006 and July 31, 2006, but such consultations were not on any matters or in any capacity that would require disclosure under Item 304(a)(2) of Regulation S-B. These consultations involved Sherb reviewing an open items list provided by our former accountants with our responses to the items on the list. We asked Sherb whether they believed our responses were adequate. We believe disclosure under Item 304(a)(2) of Regulation S-B is not required because the consultations were not regarding:

•
the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, nor was either written or oral advise provided by Sherb & Co., LLP that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

•	any matter that was subject to disagreement with the former accountant.

RECENT SALES OF UNREGISTERED SECURITIES

On October 12, 2004, we issued 30,000,000 shares of common stock (on a post-split basis) to our initial officer, Anchana Chayawatana, for $5,000 in reliance on Section 4(2) of the Securities Act.

Effective April 18, 2006, we issued 1,000,000 stock options to Mr. Stevenson in reliance on Section 4(2) under the Securities Act. Each option is exercisable, upon vesting, for the purchase of one share of our common stock at a price of $2.00 per share. 500,000 of such options have already become exercisable and 500,000 options will become exercisable upon the close of an offering of our common stock resulting in gross proceeds of at least $50 million.

On May 6, 2006, we issued $1 million of convertible debentures to two non-affiliates in reliance on Regulation D under the Securities Act. Effective August 9, 2006, the debentures were converted into an aggregate of 1,000,000 Units.

Effective August 9, 2006 we issued an aggregate of 10,854,700 Units at $1 per unit to 49 persons in reliance on Section 4(2), Regulation D or Regulation S under the Securities Act. We derived total gross proceeds of $10,854,700 from this sale of Units.

In none of these transactions was there an underwriter or were any commissions paid.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interest. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he believes he has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Bylaws

Our Bylaws provide that we shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in our right to procure a judgment in our favor by reason of the fact that he is or was a director, officer, employee, or agent of ours, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, if with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our Bylaws further provide that we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest except that no indemnification may be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to us, unless and only to the extent that the court in which the action or suit was brought shall determine on application that despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Bylaws also provide that we may purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of our or any of our subsidiaries against a liability incurred by him as a director, officer, employee or agent. We do not presently maintain such insurance, although we may obtain it in the near future.

Articles of Incorporation

Our Articles of Incorporation provide a limitation of liability in that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or unlawful payment of dividends.

Our Articles of Incorporation further provide that every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of ours, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Indemnification Under The Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by our director, officer or controlling person in successful defense of any action, suit, or proceeding) is asserted by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Reference is made to the disclosure set forth under Item 9.01(d) of this Current Report on Form 8-K, which disclosure is incorporated by reference.

DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference.

Item 3.02. Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference.

Item 5.01. Changes in Control of the Registrant

As a result of the Purchase, we were deemed to have experienced a change in control, with Access acquiring control of the Company. The disclosure set forth in Item 2.01 to this Current Report is incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference.

Item 5.06. Change in Shell Company Status

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the purchase of Access’ common stock described under Item 1.01 of this Current Report on Form 8-K, the registrant believes that it is no longer a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

In accordance with Item 9.01(a) Access’ audited financial statements as of May 31, 2007 are included with this Report beginning on Page F-1.

(b) Pro Forma Financial Information

In accordance with Item 9.01(b), unaudited pro forma consolidated financial statements are included with the Report beginning on Page F-31. .

Access Energy Inc.

(An Exploration Stage Company)

Access Energy Inc.
(An Exploration Stage Company)

Balance Sheets
As at April 30, 2007 and 2006

(Expressed in Canadian dollars, except number of shares)
(Unaudited)

	April 30, 2007	October 31, 2006
Assets	$ (Unaudited)	$ (Audited)

Current assets
Cash	81,677	176,048
Amounts receivable	21,268	-

	102,945	176,048

Deferred transactions costs (Note 7(b))	42,200	-

Oil and gas property interests (Note 3)	1,524,698	511,393

	1,669,843	687,441

Liabilities

Current liabilities
Accounts payable and accrued liabilities (Notes 5 and 7(a))	1,188,259	304,590
Current portion of long-term liabilities (Note 4)	358,663	28,427

	1,546,922	333,017

Long-term liabilities (Note 4)	550,000	700,000

	2,096,922	1,033,017

Capital Stock and Deficit

Capital stock
Authorized
Unlimited common shares, without par value
Issued
200 common shares	200	200

Exclusivity agreement deposit (Note 7(b))	100,000	-

Deficit	(527,279)	(345,776)

	(427,079)	(345,576)

	1,669,843	687,441

See accompanying notes to the financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Statements of Operation and Comprehensive Income
For the three and six months endedApril 30, 2007 and 2006

(Expressed in Canadian dollars, except number of shares)
(Unaudited)
	Three months ended		Six months ended		Cumulative from inception to
	April 30, 2007	April 30, 2006	April 30, 2007	April 30, 2006	April 30, 2007
	$	$	$	$	$
Expenses
Management fees (Note 5)	68,900	68,900	137,800	137,800	413,400
Accounting, audit and legal fees	10,794	2,610	11,394	2,610	34,186
Office and administrative	115	5,188	2,073	5,188	21,030

Loss before the under-noted	79,809	76,698	151,267	145,598	468,616

Interest on long-term debt	16,121	1,775	30,236	1,775	58,663

Net loss and comprehensive loss for the period	95,930	78,473	181,503	147,373	527,279

Deficit, beginning of period	431,349	68,900	345,776	-	-

Deficit, end of period	527,279	147,373	527,279	147,373	527,279

Net loss per share - basic and diluted	480	392	908	737	2,636

Weighted average number of shares outstanding	200	200	200	200	200

See accompanying notes to the financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Statement of Shareholder’s Equity
For the six months ended April 30, 2007

(Expressed in Canadian dollars)
(Unaudited)

	Common shares
	Number of shares	Amount	Exclusivity Agreement Deposit	Cumulative deficit	Total shareholder’s equity
	#	$	$	$	$
Balance, October 31, 2005	200	200	-	-	200
Net loss for the year	-	-	-	(345,776)	(345,776)

Balance, October 31, 2006	200	200	-	(345,776)	(345,576)
Exclusivity agreement deposit	-	-	100,000	-	100,000
Net loss and comprehensive loss for the period	-	-	-	(181,503)	(181,503)

Balance, April 30, 2007	200	200	100,000	(527,279)	(427,079)

See accompanying notes to the financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Statements of Cash Flows
For the three and six months ended April 30, 2007 and 2006

(Expressed in Canadian dollars)
(Unaudited)

					Cumulative
					from
	Three months ended		Six months ended		inception
	April 30, 2007	April 30, 2006	April 30, 2007	April 30, 2006	to April 30, 2007
	$	$	$	$	$

Cash flows from operating activities
Net (loss) for the period	(95,930)	(78,473)	(181,503)	(147,373)	(527,279)
Items not affecting cash
Interest expense	16,121	1,775	30,236	1,775	58,663

	(79,809)	(76,698)	(151,267)	(145,598)	(468,616)
Changes in non-cash working capital
Amounts receivable	(5,675)	(182)	(21,268)	(382)	(21,268)
Accounts payable and accrued liabilities	(267,442)	68,900	139,915	137,800	444,505

	(352,926)	(7,980)	(32,620)	(8,180)	(45,379)

Cash flows from financing activities
Exclusivity agreement deposit	-	-	100,000	-	100,000
Issuance of common shares	-	-	-	-	200
Long-term loans	150,000	300,000	150,000	300,000	850,000

	150,000	300,000	250,000	300,000	950,200

Cash flows from investing activities
Property acquisition, exploration and development	204,803	-	(311,751)	-	(823,144)

Increase (decrease) in cash	1,877	292,020	(94,371)	291,820	81,677

Cash, beginning of period	79,800	-	176,048	200	-

Cash, end of period	81,677	292,020	81,677	292,020	81,677

Supplemental cash flow information
Interest paid	-	-	-	-	-
Income taxes paid	-	-	-	-	-
Change in accrued property acquisition, exploration and development expenditures	611,554	-	701,554	-	701,554
Change in accrued deferred transaction costs	32,200	-	42,200	-	42,200

See accompanying notes to the financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)
(Unaudited)

1. Nature of operations and going concern

Access Energy Inc. (“Access Energy” or the “Company”) was incorporated on August 26, 2005 under the Business Corporations Act (Ontario). The Company was inactive from August 26, 2005 to October 31, 2005. The Company is engaged in the acquisition, development and production of hydrocarbons in western Canada and in western United States of America.

The accompanying interim financial statements are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and follow the same accounting policies and methods of application as the audited financial statements of the Company for the year ended October 31, 2006 except as disclosed in Note 2. They do not include all of the information and disclosures required by Canadian GAAP for annual financial statements. In the opinion of management, all adjustments considered necessary for fair presentation have been included in these financial statements. Operating results for the period ended April 30, 2007 are not necessarily indicative of the results that may be expected for the full year ended October 31, 2007. For further information, see the Company’s financial statements including the notes thereto for the year ended October 31, 2006.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles, as applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business and at amounts different from those in the accompanying financial statements. The Company has a need for financing for working capital, and the exploration and development of its properties. The Company's continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. It is not possible to predict whether financing efforts will be successful or if the Company will attain profitable levels of operations. These financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material. See Notes 4, 7(b) and 9.

2. Changes in accounting policies

Financial instruments

In January 2005, the CICA issued three new standards relating to financial instruments. These standards are applicable for fiscal years beginning on or after October 1, 2006. The Company adopted these new standards effective November 1, 2006. These standards are as follows:

(i)	Financial instruments - Recognition and Measurement, Section 3855

This standard prescribes when a financial asset, financial liability, or non-financial derivative is to be recognized on the balance sheet and whether fair value or cost-based measures are used. It also specifies how financial instrument gains or losses are to be presented.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)
(Unaudited)

2.  Changes in accounting policies (Continued)

(ii)	Hedges, Section 3865

This standard is applicable when a company chooses to designate a hedging relationship for accounting purposes. It builds on the existing Accounting Guideline AcG-13 “Hedging Relationships”, and Section 1650 “Foreign Currency Translation”, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

(iii)	Comprehensive income, Section 1530

This standard introduces new rules for the reporting and display of comprehensive income. Comprehensive income, which is currently reported under U.S. GAAP, is the change in shareholders’ equity (net assets) of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. These items include minimum pension liability adjustments, holding gains and losses on certain investments, gains and losses on certain derivative instruments and foreign currency gains and losses related to self-sustaining foreign operations (cumulative translation adjustment).

For the period ended April 30, 2007, the Company did not have other comprehensive income or loss, therefore the comprehensive loss for the period is equal to the net loss for the period.

The Company has determined that the adoption of these new policies had no material impact on its financial statements and determined that no adjustments are required for the three and six-month periods ended April 30, 2007.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)
(Unaudited)

3. Oil and gas property interests

During the period, the Company incurred property acquisition, exploration and development costs as follows:

Balance, October 31, 2006	$511,393

Acquisition Costs	250,000
Consulting Fees	145,000
Other	618,305
Total incurred during the period	1,013,305

Balance, April 30, 2007	$1,524,698

During the six month period ended April 30, 2007, the Company spent funds to evaluate and to acquire properties with oil and gas potential in northern Saskatchewan and northern Alberta. The Company entered into a joint venture agreement on November 3, 2006 with the Buffalo River Dene Nation (“BRDN”) to explore and develop its traditional lands in northern Saskatchewan and Alberta (See Note 7(a)).

4. Long-term liabilities

The long-term liabilities consist of three loans made by three arm’s length third parties to finance the operations of the Company in the amounts of $300,000, $400,000, and $150,000, respectively. All three loans bear interest at 8% per annum, calculated monthly on the principal, from April 3, 2006, May 17, 2006, and February 14, 2007, respectively, the dates the funds were advanced. Interest is payable annually on the anniversaries of the agreements. Each loan is for a period of twenty-four (24) months and each expires on the second anniversary of the date the funds were advanced. The Company is in default in payment of its interest of $24,000 for the first year of the loan for $300,000 at April 30, 2007. Subsequent to April 30, 2007, the Company went into default for the interest of $32,000 on the loan of $400,000. At this time, the Company does not have the capability to pay the loan interest. See Note 9.

5. Related party transactions

On November 1, 2005, the Company entered into an independent contractor agreement with Coniston Investment Corp. (“Coniston”), to provide management, consulting and advisory services to the Company (the “Services”). These services include assisting the Company in negotiating joint venture agreements, assisting in the formation of a team of technical experts, and other consulting and advisory services as required by the Company from time to time. The agreement automatically renews for consecutive one-year terms unless terminated by either party in writing.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)
(Unaudited)

5. Related party transactions (Continued)

Coniston’s sole shareholder, President and CEO is the President and CEO of the Company. Pursuant to the agreement: (i) the Company shall pay Coniston a fee of: (i) $260,000 per annum, payable monthly; (ii) $1,000,000 (the “Dene Fee”) in the event the Company enters into an agreement with the BRDN (See Note 3) and/or its associates or affiliates to develop hydrocarbon opportunities in a defined area within Treaty 10 lands which includes the traditional and historically occupied and used lands of the BRDN; and (iii) Coniston will also be entitled to receive a 1.25% non-convertible overriding royalty based on 100% production (“GORR”) from any and all projects that Coniston brings to the Company (the “Royalty Fee”).

During the six-month period ended April 30, 2007, the Company recorded management fees of $137,800 including Goods and Services Tax (“GST”) (2006 - $137,800) pursuant to this agreement. Included in accounts payable and accrued liabilities as at April 30, 2007 was $663,400 including GST (October 31, 2006 - $275,600) owing to Coniston consisting of unpaid management fees of $413,400 and additional oil and gas property investigation fees and out-of-pocket expenses of $400,000.

The above transaction is in the normal course of operations and is measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

6.  Income taxes

The estimated taxable income for the period is $nil. Based upon the level of historical taxable income, it cannot be reasonably determined if the Company will realize the benefits from future income tax assets or the amounts owing from future income tax liabilities. Consequently, the future recovery or loss arising from differences in tax values and accounting values have been reduced by an equivalent estimated taxable temporary difference valuation allowance. This estimated taxable temporary difference valuation allowance will be adjusted in the period that it can be determined that it is more likely than not that some or all of the future tax assets or future tax liabilities will be realized.

For further information about the Company's losses for tax purposes, refer to the audited October 31, 2006 financial statements. The benefits of these losses and the estimated loss for the period are not recognized in these unaudited interim financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)
(Unaudited)

7. Significant agreements

(a)
On November 3, 2006, the Company entered into a joint venture agreement (“JV Agreement”), which was amended on May 9, 2007, with BRDN to explore and develop its traditional lands in northern Saskatchewan and Alberta. Pursuant to the terms of the joint venture agreement, the Company is responsible for 100% of the costs to explore and develop any project within the traditional lands. After all costs relating to a specific project have been recouped, the BRDN is entitled to a 10% net profit interest. Furthermore, the BRDN is entitled to earn up to an additional 20% interest in any project(s) by contributing its pro rata share of the costs to explore and develop any project(s). At April 30, 2007, $500,000 in acquisition costs has been recorded in relation to the agreement, of which $125,000 has been accrued at April 30, 2007.

(b)
On November 10, 2006, the Company entered into an Exclusivity Agreement (“Exclusivity Agreement”) with Black Sands Petroleum, Inc. (“Blacksands”), amended April 30, 2007, relating to discussions regarding Blacksands’ possible purchase of a significant interest in the Company, for which the Company received compensation of $100,000. The compensation is non-refundable unless there is a breach of the Exclusivity Agreement. In the event the Company and Blacksands finalize a purchase agreement, the monies paid under the Exclusivity Agreement are to be applied in their entirety to monies otherwise payable by Blacksands to the Company in exchange for shares. Discussions and negotiations are ongoing. The Company has reflected the $100,000 as equity at April 30, 2007. At April 30, 2007, the Company has deferred costs of $42,200 with respect to this proposed transaction.

8. Difference between Canadian and United States generally accepted accounting principles (“GAAP”)

The Company prepares its financial statements in accordance with accounting principles generally accepted in Canada (Canadian GAAP), which differ in certain respects from those principles that the Company would have followed had its financial statements been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The significant measurement differences between Canadian and U.S. GAAP and their effect on the financial statements are described below.

Balance sheet

There are no balance sheet measurement differences between Canadian and U.S. GAAP.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)
(Unaudited)

Blacksands follows the policy of accounting for oil and gas property costs using the successful efforts method as recommended by FAS 19. Access Energy Inc. follows the full cost method of accounting. Access Energy's financial statements have been adjusted to reflect the successful efforts method of accounting for oil and gas property costs for the purposes of preparing Proforma consolidated financial statements to ensure consistent accounting policies are applied.

Statement of operations

There are no statement of operations differences between Canadian and U.S. GAAP.

8. Difference between Canadian and United States generally accepted accounting principles (“GAAP”)(continued)

Statements of cash flows

There were no significant differences between the statements of cash flows under Canadian GAAP as compared to U.S. GAAP, except for the subtotal before change in non-cash working capital, whose presentation is not permitted under U.S. GAAP.

Recent U.S. accounting pronouncements

(i)	Income Taxes

In June 2006, the FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”. Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company will assess the effect, if any, the adoption of this interpretation will have on its financial statements and related disclosures.

(ii)	Fair Value Measurements

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements” (“FAS 157”), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the first quarter of 2008. The Company is currently evaluating the impact that FAS 157 will have on its financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)
(Unaudited)

Recent U.S. accounting pronouncements (continued)

(iii)	The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)
(Unaudited)

8. Difference between Canadian and United States generally accepted accounting principles (GAAP) (continued)

This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the first quarter of 2008. The Company is currently evaluating the impact that FAS 159 will have on its financial statements.

Recent Canadian accounting pronouncements

(iv)
Capital Disclosures and Financial Instruments - Disclosures and Presentation

On December 1, 2006, the CICA issued three new accounting standards: Handbook Section 1535, “Capital Disclosures”, Handbook Section 3862, “Financial Instruments - Disclosures” and Handbook Section 3863, “Financial Instruments - Presentation.” Section 1535 specifies the disclosure of (i) an entity’s objectives, policies and processes for managing capital; (ii) quantitative data about what the entity regards as capital; (iii) whether the entity has complied with any capital requirements; and (iv) if it has not complied, the consequences of such non-compliance. The new sections 3862 and 3863 replace Handbook Section 3861, “Financial Instruments - Disclosure and Presentation,” revising and enhancing its disclosure requirement and carrying forward unchanged its presentation requirements. These new sections place increased emphasis on disclosures about the nature and extent of risks arising from financial instruments and how the entity manages those risks. The Company is currently evaluating the impact of these new accounting standards on its financial statements.

9. Subsequent Events

Subsequent to April 30, 2007, the Company entered into a loan agreement with Blacksands. The Company received a loan of $250,000 bearing interest at a rate of 9% per annum. The principal and unpaid interest is payable on August 7, 2007. Interest is payable at the start of each calendar month preceding the due date. In the event that the Company defaults on its monthly interest payments, the interest rate will increase to 15% per annum.

See Note 4.

Auditors’ Report

To the Shareholder of
Access Energy Inc.
(An Exploration Stage Company)

We have audited the balance sheet of Access Energy Inc. (An Exploration Stage Company) as at October 31, 2006 and the statements of deficit, operations and cash flows for the year ended October 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2006 and the results of its operations and its cash flows for the year ended October 31, 2006 in accordance with Canadian generally accepted accounting principles.

McGOVERN, HURLEY, CUNNINGHAM, LLP

Chartered Accountants Licensed Public Accountants
Toronto, Ontario
December 4, 2006 except for Notes 4, 6 and 9,
which are as at July 12, 2007

Comments by the Auditors for U.S. Readers on Canada-U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the shareholder dated December 4, 2006, except for Notes 4, 6 and 9 which are as at July 12, 2007, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

McGOVERN, HURLEY, CUNNINGHAM, LLP

Chartered Accountants Licensed Public Accountants

Toronto, Ontario
December 4, 2006 except for Notes 4, 6 and 9,
which are as at July 12, 2007

Access Energy Inc.
(An Exploration Stage Company)

Balance Sheets
As at October 31, 2006 and 2005

(Expressed in Canadian dollars)

	2006	2005
	$	$
		(unaudited)
Assets

Current assets
Cash	176,048	200

Oil and gas property interests (Note 3)	511,393	-

	687,441	200

Liabilities

Current liabilities
Accounts payable and accrued liabilities (Note 6)	304,590	-
Current portion of long-term liabilities (Note 4)	28,427	-

	333,017	-

Long-term liabilities (Note 4)	700,000	-

	1,033,017	-

Capital Stock and Deficit

Capital stock (Note 5)
Authorized
Unlimited common shares, without par value

Issued
200 common shares	200	200

Deficit	(345,776)	-

	(345,576)	-

	687,441	200

See accompanying notes to the financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Statement of Operations and Comprehensive Income
For the years ended October 31, 2006 and 2005

(Expressed in Canadian dollars, except number of shares)

	2006	2005
	$	$
		(unaudited)
Expenses
Management fees (Note 6)	275,600	-
Audit and legal fees	22,792	-
Office and administrative	18,957	-

Loss before the undernoted	317,349	-

Interest expense	28,427	-

Net loss for the year	345,776	-

See accompanying notes to the financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Statement of Shareholder’s Equity
For the years ended October 31, 2006 and 2005

(Expressed in Canadian dollars)

	Common shares			Total
	Number of shares	Amount	Cumulative deficit	shareholder’s equity
		$	$	$

Balance upon incorporation (August 25, 2006)	200	200	-	200
Net loss for the year	-	-	-	-

Balance, October 31, 2005 (unaudited)	200	200	-	200
Net loss for the year	-	-	(345,776)	(345,776)

Balance , October 31, 2006	200	200	(345,776)	(345,576)

See accompanying notes to the financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Statements of Cash Flows
For the years ended October 31, 2006 and 2005

(Expressed in Canadian dollars)

	2006	2005
	$	$
		(unaudited)

Cash flows from operating activities
Net loss for the year	(345,776)	-
Items not affecting cash
Interest expense	28,427	-

	(317,349)	-
Changes in non-cash working capital
Accounts receivable	-	-
Accounts payable and accrued liabilities	304,590	-

	(12,759)	-

Cash flows from financing activities
Long-term loans	700,000	-
Issuance of common shares	-	200

	700,000	200

Cash flows from investing activities
Property acquisition, exploration and development	(511,393)	-

Increase in cash	175,848	200

Cash, beginning of year	200	-

Cash, end of year	176,048	200

Supplemental cash flow information
Interest paid	-	-
Income taxes paid	-	-

See accompanying notes to the financial statements.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

1. Nature of operations and going concern

Access Energy Inc. (“Access Energy” or the “Company”) was incorporated on August 26, 2005 under the Business Corporations Act (Ontario). The Company was inactive from August 26, 2005 to October 31, 2005. The Company is engaged in the acquisition, development and production of hydrocarbons in western Canada and in western United States of America.

The management of Access Energy has prepared these financial statements for the year ended October 31, 2006 in accordance with Canadian generally accepted accounting principles, consistently applied. The ability of the Company to realize the costs it has incurred to date on its properties is dependent upon the Company being able to identify economically recoverable reserves, to finance their development costs and to resolve any environmental, regulatory, or other constraints which may hinder the successful development of the reserves.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles, as applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business and at amounts different from those in the accompanying financial statements. The Company has a need for financing for working capital, and the exploration and development of its properties. The Company's continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. It is not possible to predict whether financing efforts will be successful or if the Company will attain profitable levels of operations. See Notes 4 and 9.

2. Summary of significant accounting policies

Use of estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in Canada requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and cash equivalents

Cash and cash equivalents include cash and highly liquid money market instruments, which have an original maturity of three months or less.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

2. Summary of significant accounting policies (Continued)

Foreign exchange translation

The reporting and functional currency of the Company is the Canadian dollar. Currency transactions and balances are translated into the reporting currency as follows:

•	monetary items are translated at the rates prevailing at the balance sheet date;

•	non-monetary items are translated at historical rates;

•	revenues and expenses are translated at the average rates in effect during applicable accounting periods except for depreciation and amortization which are translated at historical rates;

•	exchange gains and losses on foreign currency translation are included in income for the year.

Future income taxes

The Company uses the asset and liability method of accounting for future income taxes. Under this method of tax allocation, future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes. The amount of future income tax assets recognized is limited to the amount that is more likely than not to be realized.

Fair value of financial instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities and long-term liabilities. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the relative short-term nature of these instruments.

Oil and gas interests

The Company follows the full cost method of accounting for oil and gas properties and equipment whereby all costs of acquiring, exploring for and developing oil and gas reserves are capitalized.

The Company regularly reviews the carrying value of its oil and gas properties, which are currently unproven, by reference to the project economics, the timing of exploration work, the work programs and the exploration results achieved on the project. Where an impairment occurs a charge to earnings would be made. Once commercial production is achieved, the Company will apply a ceiling test to ensure that capitalized costs do not exceed total estimated future net revenues from the production of proved reserves less general and administrative expenses, financing costs, site restoration costs and income taxes related to future production. Any reduction in value as a result of the ceiling test will be charged to operations as additional depletion, depreciation, and amortization. The Company did not apply a ceiling test in 2006 or 2005 because it is in the exploration stage and no proven reserves have been established.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

2. Summary of significant accounting policies (Continued)

Once in commercial production, capitalized costs of proven reserves and equipment will be depleted using a unit-of-production method based upon estimated proven reserves (energy content) net of royalties. Unless a significant amount of reserves is involved, proceeds received from the disposition of oil and gas properties are credited to the capitalized costs. In the event of a significant sale of reserves, a proportionate amount of cost and accumulated depletion, based upon the ratio of reserves sold to total reserves, is removed from the capitalized costs and the resultant profit or loss is taken into income. The property is in the early stage of exploration. To date, there has been no commercial production from the property and as a result no depletion has been recorded.

The recoverability of the amounts shown for oil and gas properties is dependent upon the existence of economically recoverable oil and gas reserves, maintaining title and beneficial interest in the properties, the ability of the Company to obtain necessary financing to bring the reserves into production, and upon future profitable production or proceeds from the disposition of properties. The amounts shown as oil and gas interests represent acquisition costs to date.

Asset retirement obligation

The Company records the fair value of its asset retirement obligation (“ARO”) as a liability in the period in which it incurs a legal obligation to restore an oil and gas property, typically when a well is drilled or other equipment is put in place. The associated asset retirement costs are capitalized as part of the carrying value of the oil and gas property and once in production is depleted using a unit of production method over the life of the proved reserves. Subsequent to initial measurement, the obligation is adjusted at the end of each reporting period to reflect the passage of time and changes in estimated future cash flows underlying the obligation. As at October 31, 2006 the Company has not incurred an ARO.

Revenue recognition

Revenues associated with the production and sale of crude oil and gas owned by the Company are recognized when title to the product passes to the purchaser.

Proceeds from sale of crude oil and gas prior to the commencement of commercial production are offset against capitalized costs.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

3. Oil and gas property interests

During the year, the Company incurred property acquisition, exploration and development costs as follows:

Acquisition Costs	$250,000
Consulting Fees	179,900
Professional Services	57,113
Other	24,380
Total	$511,393

During the year ended October 31, 2006, the Company spent funds to evaluate and to acquire properties with oil and gas potential in northern Saskatchewan and northern Alberta. This work resulted in the Company entering into a joint venture agreement on November 3, 2006 with the Buffalo River Dene Nation (“BRDN”) to explore and develop its traditional lands in northern Saskatchewan and Alberta, (see Note 9).

4. Long-term liabilities

The long-term liabilities consist of two loans made by two third parties to finance the operations of the Company in the amounts of $300,000 and $400,000, respectively. Both loans bear interest at 8% per annum, calculated monthly on the principal, from April 3, 2006 and May 17, 2006 respectively, the dates the funds were advanced. Interest is payable annually on the anniversaries of the agreements. Each loan is for a period of twenty-four (24) months, and each expires on the second anniversary of the date the funds were advanced.

Subsequent to October 31, 2006, the Company defaulted on interest payments of $24,000 and $32,000, which were due on April 3, 2007 and May 17, 2007, respectively, with respect to the $300,000 and $400,000 loans. At this time, the Company does not have the capability to pay the loan interest.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

5. Capital stock

	2006		2005
	Shares	Amount	Shares	Amount
		$		$
Balance, beginning of year	200	200	-	-

Issued during the year	-	-	200	200

Balance, end of year	200	200	200	200

6. Related party transactions

On November 1, 2005, the Company entered into an independent contractor agreement with Coniston Investment Corp. (“Coniston”), to provide management, consulting and advisory services to the Company (the “Services”). These services include assisting the Company in negotiating joint venture agreements, assisting in the formation of a team of technical experts, and other consulting and advisory services as required by the Company from time to time. The agreement automatically renews for consecutive one-year terms unless terminated by either party in writing.

Coniston’s sole shareholder, President and CEO is the President and CEO of the Company. Pursuant to the agreement: (i) the Company shall pay Coniston a fee of: (i) $260,000 per annum, payable monthly; (ii) $1,000,000 (the “Dene Fee”) in the event the Company enters into an agreement with the BRDN (See Note 3) and/or its associates or affiliates to develop hydrocarbon opportunities in a defined area within Treaty 10 lands which includes the traditional and historically occupied and used lands of the BRDN; and (iii) Coniston will also be entitled to receive a 1.25% non-convertible overriding royalty based on 100% production (“GORR”) from any and all projects that Coniston brings to the Company (the “Royalty Fee”).

During the year ended October 31, 2006, the Company recorded management fees of $260,000 plus Goods and Services Tax of $15,600 pursuant to this agreement (2005 - $Nil) of which $275,600 (2005 - $Nil) is included in accounts payable and accrued liabilities as at October 31, 2006.

The above transaction is in the normal course of operations and is measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

7. Income taxes

The Company’s income tax provision (recovery) has been calculated using the statutory rate of 36% (2005 - 36%) as follows:

	2006	2005
	$	$

Loss for the year	(345,776)	-

Income tax recovery at Canadian federal and provincial statutory rates	(124,500)	-
Change in valuation allowance	124,500	-
Provision for income taxes	-	-

The Company’s future income tax assets as at October 31, 2006 are summarized as follows:

	2006	2005
	$	$

Non-capital losses carried forward	10,000	-
Resources properties	114,500	-

Net future income tax asset	124,500	-

Valuation allowance	(124,500)	-

Net future income tax asset recorded	-	-

The Company has recorded a valuation allowance in respect of its Canadian losses and resource expenditures as at October 31, 2006 because of the uncertainty of their future utilization in the carry-forward period. As at October 31, 2006, the Company has available non-capital loss carryforwards of approximately $28,000 for Canadian federal and Ontario income tax purposes that will expire in 2026. The Company also has approximately $828,000 of Canadian development and exploration expenditures as at October 31, 2006, which under certain circumstances may be utilized to reduce the taxable income of future years.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

8. Difference between Canadian and United States generally accepted accounting principles (“GAAP”)

The Company prepares its financial statements in accordance with accounting principles generally accepted in Canada (Canadian GAAP), which differ in certain respects from those principles that the Company would have followed had its financial statements been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The significant measurement differences between Canadian and U.S. GAAP and their effect on the financial statements are described below.

Balance sheet

There are no balance sheet measurement differences between Canadian and U.S. GAAP.

Statement of operations

There are no statement of operations differences between Canadian and U.S. GAAP.

Statements of cash flows

There were no significant differences between the statements of cash flows under Canadian GAAP as compared to U.S. GAAP, except for the subtotal before change in non-cash operating items, whose presentation is not permitted under U.S. GAAP.

Statement of comprehensive income

U.S. GAAP requires that a comprehensive income statement be prepared. Comprehensive income is defined as “the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners”. The comprehensive income statement reconciles the reported net income to the comprehensive income amount.

For U.S. GAAP purposes, there is no difference between the Company’s net income and comprehensive income.

Recent Canadian accounting pronouncements

Non-monetary transactions

CICA Handbook Section 3831 “Non-Monetary Transactions” will be applicable to the Company commencing with the 2007 financial year. Reporting of the Company’s results is not expected to be materially affected by this standard.

Financial instruments

In January 2005, the CICA issued three new standards relating to financial instruments. These standards are applicable for fiscal years beginning on or after October 1, 2006. The Company is currently reviewing the impact of these new standards. These standards are as follows:

(i)
Financial instruments - Recognition and Measurement, Section 3855

This standard prescribes when a financial asset, financial liability, or non-financial derivative is to be recognized on the balance sheet and whether fair value or cost-based measures are used. It also specifies how financial instruments gains or losses are to be presented.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

8. Difference between Canadian and United States generally accepted accounting principles (“GAAP”) (continued)

(ii)
Hedges, Section 3865

This standard is applicable when a company chooses to designate a hedging relationship for accounting purposes. It builds on the existing Accounting Guideline AcG-13 “Hedging Relationships”, and Section 1650 “Foreign Currency Translation”, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

(iii)	Comprehensive income, Section 1530

This standard introduces new rules for the reporting and display of comprehensive income. Comprehensive income, which is currently reported under U.S. GAAP, is the change in shareholders’ equity (net assets) of an enterprise during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. These items include minimum pension liability adjustments, holding gains and losses on certain investments, gains and losses on certain derivative instruments and foreign currency gains and losses related to self-sustaining foreign operations (cumulative translation adjustment).

Recent U.S. accounting pronouncements

(iv)	Accounting for Changes and Error Corrections

During June 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections. The new standard requires that entities which make a voluntary change in accounting principle apply that change retroactively to prior period financial statements, unless this would be impracticable. For changes in methods of depreciation, amortization or depletion for long-lived assets, the change must be accounted for prospectively, as a change in estimate. SFAS No. 154 is effective for the Company’s 2007 financial statements and is not expected to impact earnings.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

8. Difference between Canadian and United States generally accepted accounting principles (GAAP) (Continued)

(iv)	Income Taxes

In June 2006, the FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”. Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company will assess the effect, if any, the adoption of this interpretation will have on its financial statements and related disclosures.

(vi)	Share-Based Payment

FAS 123R requires companies to recognize compensation costs for all types of stock options in the financial statements. Pro forma disclosure will no longer be an allowable alternative to financial statement recognition. The standard also revises certain requirements for accounting for other types of share-based payments. This standard is effective for interim and annual periods beginning after June 15, 2005 for public entities that do not file as small business issuers.

9. Subsequent Events

On November 3, 2006, the Company entered into a joint venture agreement (“JV Agreement”) with BRDN to explore and develop its traditional lands in northern Saskatchewan and Alberta. Pursuant to the terms of the joint venture agreement the Company is responsible for 100% of the costs to explore and develop any project within the traditional lands. After all costs relating to a specific project have been recouped the BRDN is entitled to a 10% net profits interest. Furthermore, the BRDN is entitled to earn up to an additional 20% interest in any project(s) by contributing its pro rata share of the costs to explore and develop any project(s).

On November 10, 2006, the Company entered into an Exclusivity Agreement (“Exclusivity Agreement”) with Black Sands Petroleum, Inc. (“Blacksands”), relating to discussions regarding Blacksands’ possible purchase of a significant interest in the Company, for which the Company received compensation of $100,000. The compensation is non-refundable unless there is a breach of the Exclusivity Agreement. In the event the Company and Blacksands finalize a purchase agreement, the monies paid under the Exclusivity Agreement are to be applied in their entirety to monies otherwise payable by Blacksands to the Company.

Access Energy Inc.
(An Exploration Stage Company)

Notes to Financial Statements
April 30, 2007 and 2006

(Expressed in Canadian dollars)

9. Subsequent Events (continued)

Subsequent to October 31, 2006, the Company entered into a loan agreement with Blacksands. The Company received a loan of $250,000 bearing interest at a rate of 9% per annum. The principal and unpaid interest is payable on August 7, 2007. Interest is payable at the start of each calendar month preceding the due date. In the event that the Company defaults on its monthly interest payments, the interest rate will increase to 15% per annum.

See also Note 4.

Blacksands Petroleum, Inc.
(Formerly known as Lam Liang Corp.)
(A Development Stage Enterprise)
Proforma Consolidated Balance Sheet
As At April 30, 2007
(Unaudited)

	Access Energy Inc. Cdn$	Proforma Adjustment Cdn$		Access Energy Inc. Adjusted Cdn$	Access Energy Inc. Adjusted US$	Blacksands Petroleum, Inc. US$	Combined US$	Proforma Adjustment US$		Proforma Consolidated US$
ASSETS
Current Assets
Cash held at bank	81,677			81,677	73,576	384,074	457,650			457,650
Cash held in attorney’s trust account	-			-	-	136,808	136,808			136,808
Restricted Cash - held in Escrow	-			-	-	10,854,407	10,854,407			10,854,407
Accounts receivable	21,268			21,288	19,159	-	19,159			19,159
Prepaid expenses	-			-	-	28,019	28,019			28,019
Total Current Assets	102,945			102,945	92,735	11,403,308	11,496,043			11,496,043

Property, plant and equipment - net	-			-	-	29,424	29,424			29,424
Oil and gas property costs	1,524,698	(838,567)	(a)	686,131	618,080	-	618,080	1,715,971	(b)	2,344,051
Total Capital Assets	1,524,698	(838,567)		686,131	618,080	29,424	647,504	1,725,971		2,373,475
Other assets
Deferred transaction costs	42,200			42,200	38,015	-	38,015			38,015
Exclusivity agreement deposit	-			-	-	90,080	90,080	(90,080)	(e)	-
Rent deposit	-			-	-	10,017	10,017			10,017
Total Other Assets	42,200			42,200	38,015	100,097	138,112	(90,080)		48,032

Total Assets	1,669,843	(838,567)		831,276	748,830	11,532,829	12,281,659	1,635,891		13,917,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	455,532			455,532	410,352	1,166,393	1,576,745			1,576,745
Accounts payable to related parties	732,727			732,727	660,055	2,252	662,307			662.307
Current portion of long term debt	358,663			358,663	323,091	-	323,091			323,091
Total Current Liabilities	1,546,922			1,546,922	1,393,498	1,168,645	2,562,143			2,562,143

Long Term Debt	550,000			550,000	495,451	-	495,451			495,451
Minority Interest	-							495,772	(d)	495,772
Total liabilities	2,096,922			2,096,922	1,888,949	1,168,645	3,057,594	495,772		3,553,366

Stockholders’ Equity
Common Stock	200			200	167	74,855	75,022	(167)	(d)	74,855
Additional Paid-in-Capital	-			-	-	11,872,951	11,872,951			11,872,951
Treasury stock at cost	-			-	-	(50,000)	(50,000)			(50,000)
Exclusivity Agreement Deposit	100,000			100,000	90,080	-	90,080	(90,080)	(e)	-
Accumulated Comprehensive Loss	-			-	(39,456)	(4,816)	(44,272)	39,456	(c)	(4,816)
Deficit accumulated during the development stage	(527,279)	(838,567)	(a)	(1,365,846)	(1,190,910)	(1,528,806)	(2,719,716)	1,190,910	(c)	(1,528,806)
Total Stockholders' Equity	(427,079)	(838,567)		(1,265,646)	(1,140,119)	10,364,184	9,224,065	1,140,119		10,364,184
Total Liabilities and Stockholders' Equity	1,669,843	(838,567)		831,276	748,830	11,532,829	12,281,659	1,635,891		13,917,550

See Notes to Unaudited Proforma Consolidated Financial Statements

Blacksands Petroleum, Inc.
(Formerly known as Lam Liang Corp.)
(A Development Stage Enterprise)
Proforma Consolidated Statement of Operations
For the six months ended April 30, 2007
(Unaudited)

	Access Energy Inc. Cdn$	Proforma Adjustment Cdn$		Access Energy Inc. Adjusted Cdn$	Access Energy Inc. Adjusted US$	Blacksands Petroleum, Inc. US$	Combined US$	Proforma Adjustment US$		Proforma Consolidated US$

REVENUES:

Revenue
Total Revenues	-	-		-	-	-	-	-		-

EXPENSES:
Professional Fees	11,394			11,394	10,264	209,792	220,056	(10,264)	(f)	209,792
Loss on abandoned fixed assets	-			-	-	-	-			-
Employee remuneration	137,800			137,800	119,122	25,993	145,115	(119,122)	(f)	25993
Website & contract services	-			-	-	1,060	1,060			1,060
Depreciation	-			-	-	4,006	4,006			4,006
Exploration expenses	-	601,554	(a)	601,554	535,528	1,124,029	1,659,557	(535,528)	(f)	1,124,029
Office and Administration	2,073			2,073	1,792	55,846	57,638	(1,792)	(f)	55,846
Total Expenses	151,267	601,554		752,821	666,706	1,420,726	2,087,432	(666,706)		1,420,726
Net loss from Operations	(151,267)	(601,554)		(752,821)	(666,706)	(1,420,726)	(2,087,432)	666,706		(1,420,726)

Other Income and Expenses:
Interest Income	-			-	-	238,260	238,260			238,260
Gain (loss) from Currency Transaction	-			-	-	1,238	1,238			1,238
Interest expense	(30,236)			(30,236)	(26,155)	-	(26,155)	26,155	(f)	-
Net Loss before Taxes	(181,503)	(601,554)		(783,057)	(692,861)	(1,181,228)	(1,874,089)	692,861		(1,181,228)

Provision for Income Taxes:
Income Tax Benefit	-			-	-	-				-
Net Loss	(181,503)	(601,554)		(783,057)	(692,861)	(1,181,228)	(1,874,089)	692,861		(1,181,228)

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	-	-		-	(18,605)	(2,520)	(21,125)	18,605	(f)	(2,520)
Total Comprehensive Loss	(181,503)	(601,554)		(783,057)	(711,466)	(1,183,748)	(1,895,215)	711,466		(1,183,748)

See Notes to Unaudited Proforma Consolidated Financial Statements

Blacksands Petroleum, Inc.
(Formerly known as Lam Liang Corp.)
(A Development Stage Enterprise)
Proforma Consolidated Statement of Operations
For the year ended October 31, 2006
(Unaudited)

	Access Energy Inc. Cdn$	Proforma Adjustment Cdn$		Access Energy Inc. Adjusted Cdn$	Access Energy Inc. Adjusted US$	Blacksands Petroleum, Inc. US$	Combined US$	Proforma Adjustment US$		Proforma Consolidated US$

REVENUES:

Revenue
Total Revenues	-	-		-	-	-	-	-		-

EXPENSES:
Professional Fees	22,792			22,792	20,294	310,243	330,537	(20,294)	(f)	310,243
Loss on abandoned fixed assets	-			-	-	1,496	1,496			1,496
Employee remuneration	275,000			275,000	242,052	29,461	271,513	(242,052)	(f)	29,461
Website & contract services	-			-	-	10,698	10,698			10,698
Depreciation	-			-	-	2,124	2,124			2,124
Exploration expenses	-	237,013	(a)	237,013	193,638	-	193,638	(193,638)	(f)	-
Office and Administration	18,957			18,957	16,713	90,894	107,607	(16,713)	(f)	90,894
Total Expenses	317,349	237,013		554,362	472,697	444,916	917,613	472,697		444.916
Net loss from Operations	(317,349)	(237,013)		(554,362)	(472,697)	(444,916)	(917,613)	(472,697)		(444,916)

Other Income and Expenses:
Interest Income	-			-	-	135,804	135,804			135,804
Gain (loss) from Currency Transaction	-			-	-	314	314			314
Interest expense	(28,427)			(28,427)	(25,352)	-	(25,352)	(25,352)	(f)	-
Net Loss before Taxes	(345,776)	(237,013)		(582,789)	(498,049)	(308,798)	(806,847)	(498,049)		(308,798)

Provision for Income Taxes:
Income Tax Benefit	-			-	-	-				-
Net Loss	(345,776)	(237,013)		(582,789)	(498,049)	(308,798)	(806,847)	(498,049)		(308,798)

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	-	-		-	(20,851)	496	(20,355)	(20,851)		496
Total Comprehensive Loss	(345,776)	(237,013)		(582,789)	(518,900)	(308,302)	(827,202)	(518,900)		(308,302)

See Notes to Unaudited Proforma Consolidated Financial Statements

Blacksands Petroleum, Inc.
(Formerly known as Lam Liang Corp.)
(A Development Stage Enterprise)
Notes to Proforma Consolidated Financial Statements
April 30, 2007 and October 31, 2006
(Unaudited)

NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

Effective July 31, 2007 Blacksands Petroleum, Inc. (“Blacksands”) purchased 600 newly issued shares of common stock of Access Energy Inc. (“Access”), representing 75.0% of the common stock of Access for an aggregate of Cdn$3,427,935, approximately US$3,213,288. As a result of the Acquisition, Access is a 75%-owned subsidiary of Blacksands. Blacksands intends to operate Access in the same manner and to continue in the business that Access engaged in prior to the acquisition. Prior to the acquisition, no material relationship existed between Blacksands and Access. The acquisition will be accounted for using the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of Access will be recorded as of the acquisition date, at their fair market values, and added to those of Blacksands. The 25% share of the minority shareholders’ interest in the net assets of Access will be recorded as a liability. Pre-acquisition losses of Access will be eliminated on consolidation.

NOTE 2. UNAUDITED PROFORMA ADJUSTMENTS

Adjustments included in the columns under the heading "Pro Forma Adjustments" include the following:

(a). Access’s financial statements in Canadian Dollars are adjusted to reflect consistent application of accounting policies used by Blacksands. Blacksands uses the successful efforts basis of accounting to report its oil and gas properties costs. Access’s financial statements use the full cost method of accounting for oil and gas properties costs. The pro forma adjustment results in Blacksands’ successful efforts method being applied to Access financial statements; and

(b). To reflect the purchase by Blacksands of 75% of Access for $3,213,288 and to reflect the fair value of oil and gas properties and other assets and liabilities. The excess of purchase price over net assets of Access as at April 30, 2007 has been attributed and assigned to the oil and gas properties in its entirety; and

(c). To eliminate the accumulated deficit of Access under the purchase method of accounting; and

(d). To record the 25% minority’s interest in the net assets of Access; and

(e). To eliminate the inter-company balances relating to the Exclusivity Agreement Deposit.

(f). To eliminate pre-acquisition expenses and losses of Access in the statement of operations.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation as filed with the Nevada Secretary of State on October 12, 2004(1)
3.2	Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on June 9, 2006(2)
3.3	By-Laws(1)
4.1	Registrant’s 2006 Stock Option Plan(3)
10.1	Independent Contractor Agreement, dated November 1, 2005, between Access Energy Inc. and Coniston Investment Corp.*
10.2	Employment Agreement, dated as of April 22, 2006, between the Registrant and Darren R. Stevenson(4)
10.3	Stock Option Agreement, dated as of April 22, 2006, between the Registrant and Darren R. Stevenson(4)
10.4	Securities Purchase Agreement dated as of May 5, 2006 between the Registrant and Greg Layton and Maria Pedrosa(5)
10.5	$500,000 Convertible Debenture issued May 5, 2006 to Maria Pedrosa(5)
10.6	$500,000 Convertible Debenture issued May 5, 2006 to Greg Layton(5)
10.7	Consulting Agreement, dated August 1, 2006, between the Registrant and Gregg Layton(6)
10.8	Joint Venture Agreement, dated November 3, 2006, between Buffalo River Dene Development Corporation and Access Energy, Inc.**
10.9	Exclusivity Agreement, dated November 10, 2006, between the Registrant and Access Energy, Inc.(7)
10.10	Amendment of Exclusivity Agreement, dated March 9, 2007, between the Registrant and Access Energy, Inc.(8)
10.11	Amendment of Exclusivity Agreement, dated May 4, 2006, between the Registrant and Access Energy, Inc.(9)
10.12	Amendment Agreement No. 1 to Joint Venture Agreement, dated May 9, 2007, between Buffalo River Dene Development Corporation and Access Energy, Inc.*
10.13	Loan Agreement, dated May 17, 2007, between the Registrant and Access Energy, Inc.(10)
10.14	Promissory Note, dated May 17, 2007, by Access Energy, Inc.(10)
10.15	Escrow Agreement, dated May 17, 2007, among the Registrant, Access Energy, Inc. and Fraser Milner Casgrain LLP, as escrow agent(10)
10.16	Common Stock Purchase Agreement, dated August 3, 2007, between the Registrant and Access Energy Inc.*
10.17	Unanimous Shareholders Agreement, dated August 3, 2007, between the Registrant and Access Energy Inc.*
10.18	Common Stock Purchase Warrant, dated August 3, 2007*
10.19	Registration Rights Agreement, dated August 3, 2007, between the Registrant and H. Reg. F. Burden*

Exhibit No.	Description
14.1	Code of Ethics*
16.1	Letter on change in certifying accountant from De Joya Griffith & Company, LLC, dated (11)
* Filed herewith.

** Filed herewith. Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2, filed on December 10, 2004.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated June 9, 2006.

(3)	Incorporated by reference to the Registrant’s Definitive Information Statement, dated July 7, 2006.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated April 24, 2006.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 6, 2006.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated August 1, 2006.

(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated November 9, 2006.

(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K/A, dated March 9, 2007.

(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 4, 2007.

(10)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 17, 2007.

(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K/A, dated November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: August 8, 2007	By:	/s/ Darren R. Stevenson
Name: Darren R. Stevenson
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation as filed with the Nevada Secretary of State on October 12, 2004(1)
3.2	Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on June 9, 2006(2)
3.3	By-Laws(1)
4.1	Registrant’s 2006 Stock Option Plan(3)
10.1	Independent Contractor Agreement, dated November 1, 2005, between Access Energy Inc. and Coniston Investment Corp.*
10.2	Employment Agreement, dated as of April 22, 2006, between the Registrant and Darren R. Stevenson(4)
10.3	Stock Option Agreement, dated as of April 22, 2006, between the Registrant and Darren R. Stevenson(4)
10.4	Securities Purchase Agreement dated as of May 5, 2006 between the Registrant and Greg Layton and Maria Pedrosa(5)
10.5	$500,000 Convertible Debenture issued May 5, 2006 to Maria Pedrosa(5)
10.6	$500,000 Convertible Debenture issued May 5, 2006 to Greg Layton(5)
10.7	Consulting Agreement, dated August 1, 2006, between the Registrant and Gregg Layton(6)
10.8	Joint Venture Agreement, dated November 3, 2006, between Buffalo River Dene Development Corporation and Access Energy, Inc.**
10.9	Exclusivity Agreement, dated November 10, 2006, between the Registrant and Access Energy, Inc.(7)
10.10	Amendment of Exclusivity Agreement, dated March 9, 2007, between the Registrant and Access Energy, Inc.(8)
10.11	Amendment of Exclusivity Agreement, dated May 4, 2006, between the Registrant and Access Energy, Inc.(9)
10.12	Amendment Agreement No. 1 to Joint Venture Agreement, dated May 9, 2007, between Buffalo River Dene Development Corporation and Access Energy, Inc.*
10.13	Loan Agreement, dated May 17, 2007, between the Registrant and Access Energy, Inc.(10)
10.14	Promissory Note, dated May 17, 2007, by Access Energy, Inc.(10)
10.15	Escrow Agreement, dated May 17, 2007, among the Registrant, Access Energy, Inc. and Fraser Milner Casgrain LLP, as escrow agent(10)
10.16	Common Stock Purchase Agreement, dated August 3, 2007, between the Registrant and Access Energy Inc.*
10.17	Unanimous Shareholders Agreement, dated August 3, 2007, between the Registrant and Access Energy Inc.*
10.18	Common Stock Purchase Warrant, dated August 3, 2007*
10.19	Registration Rights Agreement, dated August 3, 2007, between the Registrant and H. Reg. F. Burden*

Exhibit No.	Description
14.1	Code of Ethics*
16.1	Letter on change in certifying accountant from De Joya Griffith & Company, LLC, dated (11)
* Filed herewith.

**  Filed herewith. Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2, filed on December 10, 2004.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated June 9, 2006.

(3)	Incorporated by reference to the Registrant’s Definitive Information Statement, dated July 7, 2006.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated April 24, 2006.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 6, 2006.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated August 1, 2006.

(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated November 9, 2006.

(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K/A, dated March 9, 2007.

(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 4, 2007.

(10)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 17, 2007.

(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K/A, dated November 9, 2006.